SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.      )

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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-11(c) or 240.14a-12

WESTERN DIGITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

      You are cordially invited to attend our Annual Meeting of Shareholders to be held at the Sutton Place Hotel located at 4500 MacArthur Boulevard, Newport Beach, California 92660 on Thursday, November 14, 2002, at 10:00 a.m., local time. Your Board of Directors and management look forward to welcoming you.

      The Annual Meeting of Shareholders is being held for the following purposes:

•	To elect the eight directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

•	To approve an amendment to the Company’s 1993 Employee Stock Purchase Plan to increase by 4,000,000 the number of shares of common stock available for issuance under the plan.

•	To approve an amendment to the Company’s Non-Employee Directors Stock-for-Fees Plan to extend the term of the plan to December 31, 2012.

•	To ratify the selection of KPMG LLP as independent accountants for the Company for the fiscal year ending June 27, 2003.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

      Whether or not you are able to attend the meeting, it is important that your shares be represented, no matter how many shares you own. This year you may vote over the Internet, by telephone or by mailing a proxy card. We urge you to promptly mark, sign, date and mail your proxy card in the return envelope provided, or provide voting instructions electronically via the Internet or by telephone.

      On behalf of the Board of Directors, thank you for your continued support.

MATTHEW E. MASSENGILL
Chairman and Chief Executive Officer

October 10, 2002

20511 Lake Forest Drive

Lake Forest, California 92630-7741

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on November 14, 2002

To the Shareholders of

WESTERN DIGITAL CORPORATION:

      The Annual Meeting of Shareholders of Western Digital Corporation, a Delaware corporation, will be held at the Sutton Place Hotel located at 4500 MacArthur Boulevard, Newport Beach, California 92660, on Thursday, November 14, 2002, at 10:00 a.m., local time, for the following purposes:

1. To elect eight directors to serve until the next Annual Meeting of Shareholders of the Company and until their successors are duly elected and qualified;

2. To approve an amendment to the Company’s 1993 Employee Stock Purchase Plan to increase by 4,000,000 the number of shares of common stock available for issuance to employees of the Company under the plan;

3. To approve an amendment to the Company’s Non-Employee Directors Stock-for-Fees Plan to extend the term of the plan to December 31, 2012;

4. To ratify the selection of KPMG LLP as independent accountants for the Company for the fiscal year ending June 27, 2003; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      Only shareholders of record at the close of business on September 25, 2002, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY TRANSMITTING YOUR VOTING INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. PLEASE SEE THE ACCOMPANYING INSTRUCTIONS FOR MORE DETAILS ON VOTING. RETURNING YOUR PROXY PROMPTLY WILL ASSIST THE COMPANY IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION. SUBMITTING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

By Order of the Board of Directors

RAYMOND M. BUKATY
Vice President, General Counsel and Secretary

Lake Forest, California

October 10, 2002

VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
PROPOSAL 2
PROPOSAL 3 APPROVAL OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS STOCK-FOR-FEES PLAN
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS FOR 2003
ANNUAL REPORT
OTHER MATTERS
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
VOTING VIA THE INTERNET OR BY TELEPHONE
EXPENSES OF SOLICITATION

20511 Lake Forest Drive

Lake Forest, California 92630-7741

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

November 14, 2002

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Western Digital Corporation, a Delaware corporation, for use at the Company’s 2002 Annual Meeting of Shareholders to be held on November 14, 2002, at 10:00 a.m., local time, and at any and all adjournments and postponements of the Meeting. The Meeting will be held at the Sutton Place Hotel located at 4500 MacArthur Boulevard, Newport Beach, California 92660. This Proxy Statement and the accompanying form of proxy/voting instruction card is first being mailed to shareholders on or about October 10, 2002.

VOTING

      September 25, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On the record date, 193,215,334 shares of the Company’s common stock were outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Meeting. The holders of a majority of the shares of common stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

      Each proxy will be voted FOR the following four proposals: (1) election of the eight director nominees named herein, (2) approval of the amendment to the Company’s 1993 Employee Stock Purchase Plan, (3) approval of the amendment to the Company’s Non-Employee Directors Stock-for-Fees Plan, and (4) ratification of the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending June 27, 2003, except that if a shareholder has submitted a proxy with different voting instructions, the shares will be voted according to the shareholder’s direction. Any shareholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary of the Company, by submitting a duly executed written proxy bearing a later date or by providing new voting instructions electronically via the Internet or by telephone. A proxy will not be voted if the shareholder who executed it is present at the Meeting and elects to vote the shares represented by the proxy in person.

      For the purposes of Proposal 1, the nominees receiving the greatest number of votes at the Meeting will be elected. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the election of directors. For the purposes of Proposals 2, 3 and 4, approval requires the affirmative approval of a majority of the shares represented and voting at the Meeting. As a result, abstentions will have the same effect as a negative vote, whereas broker non-votes will have no effect on the outcome of the vote.

SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock and that of its Keen Personal Media, Inc. subsidiary, as of September 23, 2002, by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock, (2) each director of the Company, (3) each of the executive officers named in the Summary Compensation Table, and (4) all current directors and executive officers as a group. This table is based on information supplied to the Company by the executive officers, directors and principal shareholders or on a Schedule 13F filed with the Securities and Exchange Commission.

	Western Digital		Keen**

	Amount and		Amount and
	Nature of	Percent	Nature of	Percent
	Beneficial	of	Beneficial	of
Beneficial Owner	Ownership(1)	Class(2)	Ownership(1)	Class(3)

5% Beneficial Owners:
Wellington Management Company, LLP, 75 State Street, Boston, MA 02109(4)	21,726,000	11.24%	0

Directors:
Peter D. Behrendt(5)(6)	121,407	*	20,000	*
I. M. Booth(5)(7)	174,944	*	0
Kathleen A. Cote(5)	35,313	*	0
Henry T. DeNero(5)	55,646	*	0
Michael D. Lambert	1,893	*	0
Roger H. Moore(5)	49,063	*	0
Thomas E. Pardun(5)	403,125	*	0

Executive Officers:
Matthew E. Massengill(8)(9)	1,946,038	1.00%	0
Arif Shakeel(9)(10)	1,174,585	*	0
D. Scott Mercer(9)	354,014	*	0
David C. Fetah(9)	306,370	*	0
Charles W. Frank, Jr.(9)	335,703	*	0
All Directors and Executive Officers as a group (15 persons)(5)(6)(7)(11)	5,522,636	2.86%	20,000	*

Former Executive Officer:
Michael A. Cornelius(9)(12)	606,626	*	50,000	*

*	Represents less than 1% of the outstanding stock.

**	In 2002 the Company discontinued the operations of Keen.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares indicated. Shares subject to options currently exercisable or exercisable within 60 days after September 23, 2002, are deemed outstanding for computing the share amount and the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.

(2)	Applicable percentage of ownership is based on 193,215,334 shares of the Company’s common stock outstanding as of September 23, 2002.

(3)	Applicable percentage of ownership is based on 7,160,092 shares of Keen common stock outstanding as of September 23, 2002.

(4)	This information is based on a Schedule 13F filed by Wellington Management Company, LLP with the Securities and Exchange Commission on August 14, 2002 for the quarter ended June 30, 2002. As of such reporting date, Wellington Management Company, LLP beneficially owned 21,726,000 shares of common stock of the Company, 19,317,200 shares with respect to which it possesses sole dispositive power and 2,408,800 shares of common stock with respect to which it possesses defined dispositive power, and 12,703,400 shares of common stock with respect to which it possesses sole voting power and 2,408,800 shares of common stock with respect to which it possesses shared voting power.

(5)	Includes shares of common stock of the Company which may be acquired within 60 days after September 23, 2002, through the exercise of stock options as follows: Mr. Behrendt (103,625), Mr. Booth (105,625), Ms. Cote (35,313), Mr. DeNero (49,063), Mr. Moore (49,063), and Mr. Pardun (398,125). Does not include shares representing deferred stock units credited to accounts in the Company’s Deferred Compensation Plan as of September 23 2002, as to which participants currently have no voting or investment power, as follows: Mr. Behrendt (7,355), Mr. Booth (3,596), Ms. Cote (19,143), Mr. DeNero (40,075), Mr. Moore (38,828), and Mr. Pardun (11,786).

(6)	Includes 750 shares of common stock of the Company held by Mr. Behrendt’s sons.

(7)	Includes 49,108 shares of common stock of the Company held by a trust established for the benefit of Mr. Booth’s grandchildren, as to which Mr. Booth disclaims beneficial ownership.

(8)	Mr. Massengill is also a director of the Company.

(9)	Includes shares of common stock of the Company which may be acquired within 60 days after September 23, 2002, through the exercise of stock options as follows: Mr. Massengill (1,435,646), Mr. Shakeel (752,552), Mr. Mercer (112,500), Mr. Fetah (206,370), Mr. Frank (222,677), and Mr. Cornelius (447,854).

(10)	Includes 150,000 shares of common stock of the Company held in an Individual Retirement Account by Mr. Shakeel.

(11)	Includes 3,938,988 shares of common stock of the Company which may be acquired within 60 days after September 23, 2002, through the exercise of stock options. Does not include 120,783 shares of common stock of the Company representing deferred stock units credited to accounts in the Company’s Deferred Compensation Plan as of September 23, 2002, as to which the holders of such accounts currently have no voting or investment power.

(12)	Mr. Cornelius retired from his position as Vice President, Law and Administration, effective March 28, 2002. Mr. Cornelius remains employed by the Company as Vice President, Intellectual Property. The agreement entered into between the Company and Mr. Cornelius in connection with his retirement from the Company is described below under the caption “Employment Agreements, Termination of Employment and Change of Control Arrangements — Separation Agreement”.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s directors are elected at each Annual Meeting of Shareholders. Currently, the authorized number of directors of the Company is eight. At the Meeting, eight directors will be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Meeting up to the number of authorized directors will be elected.

Nominees for Election

      The nominees for election as directors set forth below are all incumbent directors. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted FOR such nominees. In the event that, before the Meeting, any of the nominees for director should become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Company’s existing Board of Directors, unless other directions are given in the proxies. To the Company’s knowledge, all the nominees will be available to serve. The Board of Directors recommends that shareholders vote FOR the election of each of the nominees listed below.

      The following biographical information furnished with respect to each of the eight nominees has been furnished by the nominee:

      Matthew E. Massengill, 41, has been a director of the Company since January 2000 and assumed the position of Chairman of the Board of Directors in November 2001. Mr. Massengill has also served as Chief Executive Officer since January 2000. From October 1999 until that time he was Chief Operating Officer, and from August 1999 to October 1999, he was Co-Chief Operating Officer. Prior to that time he served for more than five years in various executive capacities within the Company.

      Thomas E. Pardun, 58, has served as a director of the Company since 1993. Mr. Pardun served as Chairman of the Board of Western Digital Corporation from January 2000 until November 2001, and Chairman of the Board and Chief Executive Officer of edge2net, Inc., a provider of voice, data and video services, from November 2000 until September 2001. Mr. Pardun was President of MediaOne International (previously U.S. West International, Asia-Pacific, a subsidiary of U.S. West, Inc.), an owner/operator of international properties in cable television, telephone services, and wireless communications companies, from May 1996 until his retirement in July 2000. Before joining U.S. West, Mr. Pardun was President of the Central Group for Sprint, as well as President of Sprint’s West Division and Senior Vice President of Business Development for United Telecom, a predecessor company to Sprint. Mr. Pardun also held a variety of management positions during a 19-year tenure with IBM, concluding as Director of product line evaluation. Mr. Pardun also serves as a director of Exabyte Corporation and MegaPath Networks.

      I. M. Booth, 70, has been a director of the Company since 1985. Mr. Booth retired in 1996 after having served as Chairman, President and Chief Executive Officer of Polaroid Corporation from June 1991 to March 1996. He is also a director of State Street Bank & Trust.

      Peter D. Behrendt, 63, has been a director of the Company since 1994. Mr. Behrendt was Chairman of Exabyte Corporation, a manufacturer of computer tape storage products, from January 1992 until he retired in January 1998 and was President and Chief Executive Officer from July 1990 to January 1997. He is also a director of Infocus Corporation and Exabyte Corporation.

      Kathleen A. Cote, 53, has been a director of the Company since January 2001. Ms. Cote has been Chief Executive Officer of Worldport Communications, Inc., a European provider of Internet managed services, since May 2001. From September 1998 until May 2001, she served as President of Seagrass Partners, a provider of expertise in business planning and strategic development for early stage companies. From November 1996 until September 1998, she served as President and Chief Executive Officer of Computervision Corporation, an international supplier of product development and data management software.

      Henry T. DeNero, 56, has been a director of the Company since June 2000. Mr. DeNero was Chairman and Chief Executive Officer of HomeSpace, Inc., a provider of internet real estate and home services from January 1999 until it was acquired by LendingTree, Inc. in August 2000. From July 1995 to January 1999, he was Executive Vice President and Group Executive, Commercial Payments for First Data Corporation, a provider of information and transaction processing services. Prior to 1995, he was Vice Chairman and Chief Financial Officer of Dayton Hudson Corporation, a general merchandise retailer, and was previously a Director of McKinsey & Company, a management-consulting firm. He is also a director of Banta Corporation.

      Michael D. Lambert, 55, has been a director of the Company since August 2002. From 1996 until he retired in May 2002, Mr. Lambert served as Senior Vice President for Dell Computer Corporation’s Enterprise Systems Group. During such period he also participated as a member of a six-man operating committee at Dell, which reported to the Office of the Chairman. Mr. Lambert served as Vice President, sales and marketing, for Compaq Computer Corporation between 1993 and 1996. Prior to that, for four years, he ran the Large Computer Products division at NCR/ AT&T Corporation as Vice President and General Manager. Mr. Lambert began his career with NCR Corporation, where he served for 16 years in product management, sales and software engineering capacities.

      Roger H. Moore, 60, has been a director of the Company since June 2000. Mr. Moore served as President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry, from January 1996 until it was acquired by Verisign, Inc. in December 2001. He was a member of Illuminet’s Board of Directors from July 1998 until December 2001. From September 1998 to October 1998, he served as President, Chief Executive Officer and a member of the Board of Directors of VINA Technologies, Inc., a telecommunications equipment company. From November 1994 to December 1995, he served as Vice President of major accounts of Northern Telecom. He is also a director of Tut Systems, Inc. and Verisign, Inc.

Committees and Meetings

      The Board of Directors has standing Executive, Audit, Compensation, and Governance Committees. The membership of these committees is usually determined at the organizational meeting of the Board held immediately after the annual meeting of shareholders. The current membership of each committee is as follows, with the chairman of the committee listed first:

Executive	Audit	Compensation	Governance
Committee	Committee	Committee	Committee

Matthew E. Massengill	Henry T. DeNero	Peter D. Behrendt	Thomas E. Pardun
Henry T. DeNero	Kathleen A. Cote	I. M. Booth	Peter D. Behrendt
Thomas E. Pardun	Thomas E. Pardun	Michael D. Lambert	I. M. Booth
Roger H. Moore

      Executive Committee. Between meetings of the Board, the Executive Committee may exercise all of the powers of the Board (except those powers expressly reserved by applicable law to the Board) in the management and direction of the business and conduct of the affairs of the Company, subject to any specific directions given by the Board.

      Audit Committee. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for oversight and review of the accounting and financial reporting practices, internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee (1) reviews prior to publication the Company’s annual financial statements with management and the Company’s independent accountants; (2) reviews with the Company’s independent accountants the scope, procedures and timing of the annual audits; (3) reviews the adequacy and effectiveness of the Company’s internal accounting controls; (4) reviews the scope of other auditing services to be performed by the Company’s independent accountants; (5) reviews the independence and effectiveness of the Company’s independent accountants, and their significant relationships with the Company; (6) recommends the retention or appointment of the independent auditor of the Company, which is ultimately accountable to the Board through the Audit Committee; (7) reviews the adequacy of the Company’s accounting and financial personnel resources; (8) reviews the Audit Committee Charter on an annual basis; (9) reviews or designates the Chairman of the Committee to review with management and the Company’s independent accountants the results of any significant matters identified as a result of the accountants’ review procedures prior to filing any Form 10-Q or as soon thereafter as possible; (10) reviews material pending legal proceedings involving the Company and other material contingent liabilities; and (11) reviews any other matters relative to the audit of the Company’s accounts and the preparation of its financial statements that the Committee deems appropriate.

      Compensation Committee. The Compensation Committee is responsible for approving and reporting to the Board on all elements of compensation for executive officers. The Compensation Committee also reviews and approves various other Company policies and compensation matters and administers the Company’s Employee Stock Option Plan, 1993 Employee Stock Purchase Plan, Deferred Compensation Plan, Broad-Based Stock Incentive Plan and Executive Bonus Plan.

      Governance Committee. The Governance Committee advises the Board of Directors with respect to matters relating to corporate governance, the composition of the Board of Directors, and CEO performance. Specifically the key responsibilities of the Governance Committee are to (1) recommend to the Board the size and composition of the Board and the size, composition and functions of the Board committees; (2) identify, attract, and recommend director candidates who bring knowledge, experience, and expertise that would strengthen the Board; (3) make recommendations to the Board on such matters as the retirement age, tenure and removal of directors; (4) recommend directors for election at the annual meeting of shareholders; (5) manage the Board performance review process and review the results with the Board on an annual basis; (6) manage the CEO performance review process and present recommendations to the Board on an annual basis; (7) recommend to the Board improvements in its governance processes and changes; and (8) review and make recommendations to the Board regarding proposals of shareholders that relate to corporate governance. The Governance Committee will consider nominees recommended by shareholders for election at the Company’s 2003 Annual Meeting of Shareholders, so long as such proposal is received in writing by the Secretary of the Company at the Company’s principal executive offices no less than 60 days and no more than 120 days prior to the Company’s 2003 Annual Meeting, which the Company currently anticipates will be held on November 20, 2003.

      Meetings. During fiscal year 2002, there were six meetings of the Board, one meeting of the Executive Committee, 12 meetings of the Audit Committee, six meetings of the Compensation Committee and one meeting of the Governance Committee. Each of the directors attended 75% or more of the total number of meetings of the Board and the meetings of the committees of the Board on which he or she served during the period that he or she served.

Director Compensation

      Director Fees. Non-employee directors receive an annual retainer of $35,000 in January, or if they join the Board at a later date, they receive a proportion of the annual fee corresponding to the period for which they serve. The non-employee directors also receive compensation of $2,500 for each session during which they attend a Board meeting, $1,000 for any and all committee meetings attended if not held on the same day as a Board meeting, $500 for each meeting held by telephone conference, and reimbursement of reasonable out-of-pocket expenses incurred in attending each meeting. In addition, the chairman of each committee of the Board receives an annual retainer of $2,500. Mr. Massengill, who is an employee of the Company, does not receive any compensation for his services as a director or committee member.

      Non-Employee Directors Stock-for-Fees Plan. Under the Company’s Non-Employee Directors Stock-for-Fees Plan (the “Stock-for-Fees Plan”), $20,000 of the $35,000 annual retainer fee payable to each non-employee director is paid in the form of shares of the Company’s common stock rather than cash. Each non-employee director may elect to receive shares in lieu of any or all of (1) the remaining $15,000 of the annual retainer fee otherwise payable to him or her in cash for that calendar year, and/or (2) the meeting attendance fees otherwise payable to him or her in cash for that calendar year. At the time of the election for a particular calendar year a non-employee director may also elect to defer the receipt of any cash or stock annual retainer or meeting fees to be paid during the calendar year. A deferral will not change the form (cash or shares) in which the fee is to be paid at the end of the deferral period. Under the Deferred Compensation Plan and Stock-for-Fees Plan, the Company pays a 15% premium in the form of cash to each non-employee director who elects to defer annual retainers or meeting fees to be received in cash and a 25% premium in the form of common stock to each non-employee director who elects to defer annual retainer or meeting fees to be received in common stock. The number of shares of common stock payable is determined by dividing the amount of the cash fee the director would have received by the fair market value of the common stock on the date the cash fee would have been paid. Shares issued under the Stock-for-Fees Plan in the last three fiscal years were: (1) 5,701 plus the 44,700 deferred stock units reported below under “Deferred Compensation Plan” in fiscal year 2002, (2) 35,209 plus the 55,644 deferred stock units reported below under “Deferred Compensation Plan” in fiscal year 2001, and (3) 16,676 plus 17,875 deferred stock units, including the 10,686 deferred stock units reported below under “Deferred Compensation Plan” in fiscal year 2000.

      The maximum aggregate number of shares of common stock that may be issued under the Stock-for-Fees Plan is 400,000 shares, subject to adjustments for stock splits and similar events. If Proposal 3 is approved at the Meeting, the Stock-for-Fees Plan will terminate on December 31, 2012, unless it is terminated by earlier action of the Board. The Board has the power to suspend, discontinue or amend the Stock-for-Fees Plan at any time, subject to shareholder approval, if required under any law or regulation.

      Deferred Compensation Plan. Under the Company’s Deferred Compensation Plan, all directors and employees selected for participation by the Compensation Committee are permitted to defer payment of compensation by the Company. Non-employee directors who elect to participate are permitted to defer between a minimum of $2,000 per calendar year and a maximum of 100% of their compensation payable under the Stock-for-Fees Plan. The deferred stock units carry no voting or investment power. Each participant may elect one or more measurement funds to be used to determine additional amounts to be credited to his or her account balance, including certain mutual funds and a declared rate fund which is credited interest at a fixed rate for each plan year. The fixed interest rate is set prior to the beginning of the plan year. The fixed interest rate for calendar year 2002 is 7%, and for calendar years 2001 and 2000 was 7.4%.

      Pursuant to the terms of the Deferred Compensation Plan, non-employee directors’ deferred compensation in the last three fiscal years was as follows:

	2002	2002	2001	2001	2000	2000
	Deferred	Cash	Deferred	Cash	Deferred	Cash
Director	Stock Units(1)	Deferred(2)	Stock Units(1)	Deferred(2)	Stock Units(3)	Deferred

Peter D. Behrendt	4,099	$23,000	0	0	0	0
I. M. Booth	0	0	0	0	3,596	$14,375
Kathleen A. Cote	7,676	$25,875	11,467	0	0	0
Henry T. DeNero	15,937	0	22,765	0	0	0
Roger H. Moore	12,890	0	21,412	0	3,494	$10,397
Thomas E. Pardun	4,098	$36,225	0	$180,000	3,596	$310,500

Total	44,700	$85,100	55,644	$180,000	10,686	$335,272

(1)	Includes the 25% premium, in the form of common stock, received under the Stock-for-Fees Plan by each non-employee director who elected to defer his or her annual retainer or meeting fees to be received in common stock.

(2)	Includes the 15% premium, in the form of cash, received under the Stock-for-Fees Plan by each non-employee director who elected to defer his or her annual retainer or meeting fees to be received in cash. The premium did not apply to the Chairman’s fee of $180,000 that Mr. Pardun elected to defer in 2001.

(3)	Includes a 15% premium, in the form of common stock, received under the Stock-for-Fees Plan effective prior to May 25, 2000, by each non-employee director who elected to defer his or her annual retainer or meeting fees to be received in common stock.

      Stock Option Plan for Non-Employee Directors. The Company has a Stock Option Plan for Non-Employee Directors (the “Director Stock Option Plan”), under which options to purchase shares of the Company’s common stock are granted to the Company’s non-employee directors. Pursuant to the Director Stock Option Plan, non-employee directors are automatically granted an option to purchase 75,000 shares of common stock upon initial election or appointment to the Board at an exercise price per share equal to the fair market value of the common stock on the date of such initial election or appointment (“Initial Option”). After a non-employee director joins the Board, immediately following each annual meeting of shareholders of the Company, if he or she has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting, such non-employee director will automatically receive another option to purchase 10,000 shares of common stock at an exercise price per share equal to the fair market value of common stock on the date of grant (“Additional Option”). Both Initial Options and Additional Options vest over a period of four years, with 25% vesting on the first anniversary of the grant date and 6.25% vesting at the end of each fiscal quarter thereafter. Initial Options and Additional Options vest only if the optionee has remained a director for the entire period from the grant date to the vesting date, unless the director retired after reaching age 55, provided at least four years of service to the Company, and does not render services to a competitor of the Company, in which case all options shall immediately vest and be exercisable for a three year period after such director’s retirement. The maximum aggregate number of shares of common stock that may be issued upon exercises of options granted under the Director Stock Option Plan is 2,600,000, subject to adjustments for stock splits and similar events.

EXECUTIVE COMPENSATION

      The following report of the Company’s compensation committee addresses the Company’s policies for fiscal year 2002 as they affected the Company’s Chief Executive Officer and its other executive officers, including the Named Executive Officers in this Proxy Statement. This report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

Report of the Compensation Committee

      The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee, which is composed entirely of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for elected executive officers. The Committee also reviews and approves various other Company compensation policies and matters and administers the Company’s Employee Stock Option Plan, Broad-Based Stock Incentive Plan, 1993 Employee Stock Purchase Plan, Deferred Compensation Plan and Executive Bonus Plan.

     Compensation Philosophy

      The Company’s executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company’s shareholders. To support this philosophy, a significant portion of each executive’s compensation is placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of short-term and long-term value for the Company’s shareholders. The Company’s compensation policies and programs are designed to:

•	attract, develop, reward and retain highly qualified and productive individuals;

•	motivate executives to improve the overall performance and profitability of the Company, as well as the business group for which each is responsible, and reward executives only when specific measurable results have been achieved;

•	encourage accountability by determining salaries and incentive awards based on each executive’s individual performance and contribution;

•	tie incentive awards to the performance of the Company’s common stock to further reinforce the linkage between the interests of the shareholders and the executives; and

•	ensure compensation levels are both externally competitive and internally equitable.

      In furtherance of these goals, the Company’s executive compensation policies, plans and programs consist of base salary, annual incentive compensation, long-term retention awards, including stock options and restricted stock grants, a deferred compensation plan and other benefits.

      The Committee considers all elements of compensation and the Company’s compensation philosophy when determining individual components of pay. The Committee does not follow any principles in a mechanical fashion; rather, the members use their experience and judgment in determining the mix of compensation for each individual. In addition to the experience and knowledge of the Committee and the Company’s Human Resources staff, the Committee utilizes the services of independent human resources consultants who provide competitive data from independent survey sources of peer companies in competition for similar management talent. The surveys include data from direct competitors of the Company and from other companies in the high-technology industry with similar size and performance characteristics. Most of the companies included in these surveys are also included in the Dow Jones Technology, Hardware and Equipment Index (see “Stock Performance Graph” at page 18).

      While there is no specific formula that is used to set pay in relation to this market data, executive officer base salary and individual bonus target amounts are generally set at the median total cash compensation level for comparable jobs in the marketplace. However, depending upon the Company’s business groups’

performance against predetermined financial and non-financial goals, amounts paid under the Company’s performance-based compensation program may lead to total cash compensation levels that are lower or higher than the median levels for comparable jobs. The Committee also reviews the compensation levels of the executive officers for internal consistency.

      The Company intends to provide a total compensation opportunity for executive officers that is above average, but with an above-average amount of the total compensation opportunity at risk and dependent upon Company performance. In all cases, the Committee considers the total potential compensation payable to each of the executive officers when establishing or adjusting any element of his or her compensation package.

     Executive Compensation Components

      The Company’s executive compensation package consists primarily of the following components:

      Base salary. Executive base salaries are reviewed annually, and base salary levels are generally targeted at or below the median of competitive data. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as the competitive environment, the executive’s experience level and scope of responsibility, current performance, future potential and the overall contribution of the executive. The Committee exercises its judgment based on all the factors described above in making its decisions. No specific formula is applied to determine the weight of each criterion.

      Annual Incentive Compensation. The Company’s Incentive Compensation Plan (the “ICP”) formally links cash bonuses for executive officers and other participating employees to the Company’s semiannual operating performance. The ICP is approved early in the fiscal year by the Committee and the Board of Directors. For fiscal year 2002, the ICP was weighted towards operating results at the corporate and business unit level and on key operational measures that included primarily financial performance metrics, business unit specific goals and Company operational goals.

      The Committee establishes target awards under the ICP for each executive officer, expressed as a percentage of the executive’s semiannual base salary. The Committee then biannually establishes operating and/or financial performance goals under the ICP. The bonus pool payable under the ICP for each biannual period can vary from 0% to 200% of the aggregate target bonuses, depending upon the Company’s performance against the pre-established goals. Individual awards to executive officers can also vary from their targets, depending upon the size of the bonus pool and their individual performance. Because the Company exceeded all of the financial and other performance goals under the ICP in fiscal 2002, ICP cash awards equivalent to approximately 125% of the target awards were made to executive officers for each of the six months ended December 28, 2001 and June 28, 2002.

      Stock Options and Restricted Stock Grants. The Committee views the grant of stock options and restricted stock to be a key long-term incentive reward program. Executive officers, as well as other employees, are eligible to receive periodic grants of incentive stock options and non-qualified stock options pursuant to the Company’s Employee Stock Option Plan and are eligible to receive options, restricted stock and other stock-based compensation under the Company’s Broad-Based Stock Incentive Plan. Stock options are granted with an exercise price equal to the fair market value per share of the Company’s common stock on the date of grant. Vesting periods for the options and restricted stock are utilized to encourage retention of executive officers and reward long-term commitment to the Company. The Employee Stock Option Plan prohibits the repricing of options. The Committee believes that options, because they are granted with an exercise price per share equal to the market value of the common stock on the date of grant, and restricted stock, are an effective incentive for officers to create value for the Company’s shareholders and are an excellent means of rewarding executives who are in a position to contribute to the Company’s long-term growth and profitability.

      While all executive officers are eligible to receive stock options or restricted stock, the award of any stock option or restricted stock grant, as well as the size of the grant each executive receives, is determined by the Committee. The Committee reviews with the Vice President of Human Resources and the Chief Executive Officer (except in the case of their own stock option or restricted stock grants) and approves individual stock option and restricted stock grants for each of the Company’s executive officers, including the current Named

Executive Officers. The amount of each executive’s stock option and restricted stock grant is determined by the Committee based upon the executive’s individual performance, the executive’s current compensation package, the value of the executive’s unvested stock options and restricted stock, comparable company and competitive company practices, and the Committee’s appraisal of the executive’s anticipated long-term future contribution to the Company. The stock options and restricted stock granted to the Named Executive Officers in fiscal year 2002 are set forth in the Summary Compensation and Option Grants tables beginning at page 13.

      Long-Term Retention Awards. In fiscal year 1996, the Company adopted an executive retention program through which the Company granted cash awards to key employees whose retention is deemed critical to the Company’s future success. The purpose of the program was to retain participants by providing a significant incremental opportunity for capital accumulation and to focus participants on increasing the value of the Company’s common stock. Commencing in July 1998, awards under the executive retention program consisted of a cash award and a stock option grant. The awards (cash and stock options) vest in accordance with schedules designed to maximize the retention value of the awards to the executives receiving the awards. Certain executive officers continued to receive cash payments in 2002 under awards granted prior to 2001. The Company did not make any new long term cash incentive awards in 2002.

      Benefits. Benefits offered to executive officers serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executives are largely those that are offered to the general employee population, with some variation, primarily with respect to the availability of expanded medical benefits, life insurance allowance, financial planning benefits and eligibility for participation in the non-qualified deferred compensation plan. The Committee believes that the compensation paid or payable pursuant to the executive benefits and the benefit plans available to regular employees generally are competitive with the benefit packages offered by comparable employers. From time to time, the Company’s Human Resources Department obtains data to ensure that such benefit plans and programs remain competitive and reports its findings to the Committee.

     Chief Executive Officer Compensation

      Mr. Massengill was elected Chief Executive Officer of the Company in January 2000 and Chairman of the Board of Directors in November 2001. His compensation package has been designed to encourage both short-term and long-term performance of the Company as well as align his interests with the interests of the shareholders. The majority of his compensation, including stock options, annual incentive bonuses and long-term retention awards, is at-risk. He does not have an employment contract. The process of establishing the compensation for the Chief Executive Officer’s compensation and the criteria examined by the Committee parallel the process and criteria used in establishing compensation levels for the other executive officers. The Company’s overall performance and Mr. Massengill’s individual performance are critical factors in the Committee’s determination.

      Commencing in January 2002, Mr. Massengill’s annual base salary was set at $700,000. For the first half of fiscal 2002, Mr. Massengill’s annual base salary had been $650,000. The incentive compensation plan awards paid to Mr. Massengill for fiscal year 2002 totaled $843,750. During fiscal 2002, he received stock option grants under the Company’s Employee Stock Option Plan totaling 650,000 shares. These options vest over three years. Mr. Massengill also received an award of 62,500 shares of restricted stock of SageTree under the SageTree 2000 Stock Incentive Plan, which vest over three years. In addition, the Board recognized Mr. Massengill for exceptional performance during the fiscal year with a special management incentive bonus of $350,000. The Committee’s decisions regarding Mr. Massengill’s stock option and restricted stock grants and special management incentive bonus were based on its subjective assessment of his performance and of the importance of his leadership to the Company’s successful return to profitability, as well as its expectations for his future contributions in leading the Company.

     Policy Regarding Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s Chief Executive Officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is exempt from the deduction limit. It is the Committee’s intention that, so long as it is consistent with its overall compensation objectives and philosophy, executive compensation will be deductible for federal income tax purposes. The Employee Stock Option Plan has been structured so that any taxable compensation derived pursuant to the exercise of options granted under such plan should not be subject to these deductibility limitations. Bonuses under the ICP and cash awards and restricted stock awards under the executive retention program do not satisfy all the requirements of Section 162(m), but the Committee has determined that these plans are in the best interests of the Company and its shareholders since the plans permit the Company to recognize an executive officer’s contribution as appropriate.

COMPENSATION COMMITTEE

Peter D. Behrendt, Chairman
I.M. Booth
Michael D. Lambert
Roger H. Moore

Summary Compensation Table

      The following table sets forth the compensation paid to those persons who served as the Company’s Chief Executive Officer in fiscal 2002, the four other most highly paid executive officers who were serving as executive officers at the end of fiscal 2002, and one other most highly paid executive officer in fiscal 2002 who was no longer serving as an executive officer at the end of fiscal 2002 (collectively, the “Named Executive Officers”).

				Long-Term Compensation

				Awards				Payouts
		Annual
		Compensation**				Securities			All Other
				Restricted		Underlying		LTIP	Compen-
		Salary	Bonus	Stock		Options/SARs*		Payouts	sation
Name and Principal Position	Year	($)	($)	Awards($)(1)		(#)		($)	($)

Executive Officers:
Matthew E. Massengill	2002	671,154	1,193,750	1,606	(2)	650,000	(3)	750,000	2,000	(15)
Chairman and Chief	2001	640,385	350,000	1,543,750		710,000	(4)(5)	875,000	3,375
Executive Officer	2000	449,039	131,500	0		781,038	(5)(6)	225,800	62,181
Arif Shakeel	2002	506,731	884,340	643	(2)	400,000	(3)	200,000	0
President and	2001	433,481	206,500	812,500		400,000	(5)(7)	325,000	0
Chief Operating Officer	2000	317,308	61,000	0		395,351	(5)(8)	0	170,214
D. Scott Mercer(9)	2002	227,163	274,110	465,000	(10)	225,000	(3)	0	0
Senior Vice President and Chief Financial Officer
David C. Fetah	2002	251,538	158,310	0		100,000	(3)	100,000	92,578	(15)
Vice President,	2001	247,308	65,000	325,000		125,000	(5)(11)	75,000	73,595
Human Resources	2000	62,019	0	0		128,245	(3)	0	42,730
Charles W. Frank	2002	275,000	130,007	0		100,000	(3)	100,000	2,000	(15)
Vice President, Chief	2001	253,961	74,500	325,000		240,000	(5)(12)	25,000	2,513
Technical Officer	2000	160,167	24,166	0		10,354	(3)	0	20,960
Former Executive Officer:
Michael A. Cornelius	2002	275,000	223,720	0		100,000	(3)	200,000	2,000	(15)
Former Vice President,	2001	273,077	96,500	325,000		150,000	(5)(13)	242,100	2,480
Law and Administration	2000	248,461	41,000	0		158,774	(5)(14)	93,100	2,000

*	The Company does not grant Stock Appreciation Rights.

**	The amount of prerequisites and other personal benefits received by each of the Named Executive Officers for the years indicated did not exceed the lesser of $50,000 or 10% of the individual’s total annual salary and bonus, which represents the threshold reporting requirement.

(1)	Named Executive Officers hold restricted stock in the Company. One Named Executive Officer owns restricted stock in the Company’s subsidiary, Keen Personal Media. Certain Named Executive Officers previously held restricted stock in SageTree, which prior to January 4, 2002, was a subsidiary of the Company.

•	Based on the $3.25 closing price of the Company’s common stock on June 28, 2002, the number and value of the restricted stock holdings of the Company’s common stock of the Named Executive Officers on that date were as follows: Mr. Massengill: 475,000 shares, $1,543,750; Mr. Shakeel: 250,000 shares, $812,500; Mr. Mercer: 150,000 shares, $487,500; Mr. Fetah: 100,000 shares, $325,000; Mr. Frank: 100,000 shares, $325,000; and Mr. Cornelius: 100,000 shares, $325,000.

•	Based on the $.00 fair market value of Keen’s common stock on June 28, 2002, as determined by the Company in the absence of a public trading market for such common stock, the number and value of the restricted stock holdings of Keen’s common stock of the Named Executive Officers on that date was: Mr. Cornelius: 33,333 shares, $0.

•	Based on the $.00 fair market value of SageTree’s common stock on June 28, 2002, as determined by the Company in the absence of a public trading market for such common stock, the number and value of the restricted stock holdings of SageTree’s common stock of the Named Executive Officers on that date were as follows: Mr. Massengill: 46,875 shares; $0; and Mr. Shakeel: 18,750 shares, $0.

In 2002 the Company discontinued the operations of Keen and sold its interest in SageTree to NCR Corporation.

(2)	These restricted stock awards of 62,500 shares of SageTree’s common stock to Mr. Massengill and 25,000 shares to Mr. Shakeel, were granted under the SageTree 2000 Stock Incentive Plan and vested 25% immediately on January 2, 2002, the date of grant, and 25% annually thereafter. On the date of grant, SageTree’s Board of Directors determined the fair market value of the common stock was $0.0257 per share. Dividends are payable on shares of restricted stock at the same rate and time and in the same form in which dividends are payable on other outstanding shares of SageTree’s common stock.

(3)	Options to purchase shares of common stock of the Company.

(4)	Includes options held by Mr. Massengill to purchase 500,000 shares of common stock of the Company, 100,000 shares of common stock of Cameo and 110,000 shares of common stock of Keen.

(5)	In fiscal 2002, the Company sold all the assets of Connex, sold its equity interest in SageTree to NCR Corporation and discontinued the operations of Cameo and Keen. As a result, in September 2002, with respect to options and shares of stock held in Connex, Cameo, SageTree and Keen by the directors of the Company and Named Executive Officers; (i) Cameo cancelled the stock options held in Cameo, (ii) Keen cancelled the stock options held in Keen, (iii) NCR cancelled the stock options held in SageTree, (iv) NCR purchased the outstanding shares of SageTree common stock, paying each such stockholder $0.00001 per share, but no less than $1.00 in the aggregate, and (v) the Company purchased the outstanding shares of Connex for $0.1168 per share. The aggregate consideration received by the Named Executive Officers in such transactions was $20,816.

(6)	Includes options held by Mr. Massengill to purchase 506,038 shares of common stock of the Company, 125,000 shares of common stock of SageTree and 150,000 shares of common stock of Connex.

(7)	Includes options held by Mr. Shakeel to purchase 300,000 shares of common stock of the Company, 50,000 shares of common stock of Cameo and 50,000 shares of common stock of Keen.

(8)	Includes options held by Mr. Shakeel to purchase 315,351 shares of common stock of the Company, 50,000 shares of common stock of SageTree and 30,000 shares of common stock of Connex.

(9)	Information on Mr. Mercer is provided only for fiscal 2002, the year during which Mr. Mercer became an executive officer of the Company.

(10)	The restricted award of 150,000 shares of the Company’s common stock was granted to Mr. Mercer under the Company’s Broad-Based Stock Incentive Plan. This grant vests 40% on January 31, 2003 and 60% on January 31, 2004. The closing price of the Company’s common stock on the date of the grant was $3.10 per share. The Broad-Based Stock Incentive Plan is administered by the Compensation Committee, which has broad discretion and authority to construe and interpret the plan. Dividends are payable on shares of restricted stock at the same rate and time and in the same form in which dividends are payable on other outstanding shares of the Company’s common stock.

(11)	Includes options held by Mr. Fetah to purchase 100,000 shares of common stock of the Company and 25,000 shares of common stock of Keen.

(12)	Includes options held by Mr. Frank to purchase 190,000 shares of common stock of the Company and 50,000 shares of common stock of Cameo.

(13)	Includes options held by Mr. Cornelius to purchase 100,000 shares of common stock of the Company and 50,000 shares of common stock of Keen.

(14)	Includes options held by Mr. Cornelius to purchase 113,774 shares of common stock of the Company and 45,000 shares of common stock of Connex.

(15)	The amounts reported in this column for fiscal year 2002 include (i) the Company’s matching contributions to the Retirement Savings and Profit Sharing Plan on behalf of Mr. Massengill ($2,000),

Mr. Fetah ($4,000), Mr. Frank ($2,000) and Mr. Cornelius ($2,000) and (ii) $88,877 paid by the Company in connection with Mr. Fetah’s relocation.

Option/ SAR Grants in Last Fiscal Year

      The following table sets forth information regarding stock options to purchase stock of the Company granted to the Named Executive Officers during fiscal year 2002 and the potential realizable value at certain assumed rates of stock price appreciation for the option term. These assumed rates are in accordance with the rules of the Securities and Exchange Commission and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Company’s common stock.

	Individual Grants*				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs	Exercise		Price Appreciation for
	Underlying	Granted to	or Base		Option Term
	Options/SARs	Employees in	Price	Expiration
Name	Granted(1)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Executive Officers:
Matthew E. Massengill	500,000	6.09%	2.10	9/26/2011	660,339	1,673,430
	150,000	1.83	6.95	1/17/2012	655,623	1,661,477
Arif Shakeel	300,000	3.66	2.10	9/26/2011	396,204	1,004,058
	100,000	1.22	6.95	1/17/2012	437,082	1,107,651
D. Scott Mercer	225,000	2.74	3.10	10/19/2011	438,654	1,111,635
David C. Fetah	100,000	1.22	2.10	9/26/2011	132,068	334,686
Charles W. Frank	100,000	1.22	2.10	9/26/2011	132,068	334,686
Former Executive Officer:
Michael A. Cornelius	100,000	1.22	2.10	9/26/2011	132,068	334,686

*	The Company does not grant Stock Appreciation Rights.

(1)	All options to purchase shares of common stock of the Company were granted under the Company’s Employee Stock Option Plan and were granted at fair market value on date of grant. Options become exercisable as to 25% of total number of shares granted after six months from date of grant, 25% after twelve months from date of grant, 25% after twenty-four months from date of grant and 25% after thirty-six months from date of grant. All options have a term of 10 years, subject to earlier termination in connection with termination of employment. The Employee Stock Option Plan is administered by the Compensation Committee, which has broad discretion and authority to construe and interpret the plan.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

      The following table sets forth the option exercises in fiscal 2002, and the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on June 28, 2002, and the aggregate gains that would have been realized had these options been exercised on June 28, 2002, even though these options were not exercised, and the unexercisable options could not have been exercised, on June 28, 2002.

				Number of Securities		Value of Unexercised
				Underlying Unexercised		In-the-Money
				Options/SARs*		Options/SARs*
	Shares			At Fiscal Year End(#)		At Fiscal Year End($)
	Acquired on	Value Realized
Name	Exercise (#)	($)(1)		Exercisable	Unexercisable	Exercisable	Unexercisable

Executive Officers:
Matthew E. Massengill	5,250	8,111	(2)	1,066,901	1,030,729	187,500	431,250	(3)
	135,938	20,630	(4)	0	0	—	—
	0	0		70,313	54,687	0	0	(5)
	0	0		110,000	0	0	0	(6)
	0	0		31,000	69,000	0	0	(7)
Arif Shakeel	0	0		517,877	622,474	112,500	258,750	(3)
	0	0		28,125	21,875	0	0	(5)
	0	0		50,000	0	0	0	(6)
	0	0		23,750	26,250	0	0	(7)
D. Scott Mercer	0	0		56,250	168,750	8,438	25,313	(3)
David C. Fetah	0	0		148,558	179,687	28,750	86,250	(3)
	0	0		25,000	0	0	0	(6)
Charles W. Frank	0	0		154,540	175,511	32,250	86,250	(3)
	0	0		23,750	26,250	0	0	(7)
Former Executive Officer:
Michael A. Cornelius	0	0		394,104	147,750	55,000	86,250	(3)
	42,188	6,403	(4)	0	0	—	—
	50,000	0	(8)	0	0	—	—

*	The Company does not grant Stock Appreciation Rights.

(1)	This value is based on the market value on the date of exercise of shares covered by the exercised options, less the option exercise price.

(2)	These amounts represent the difference between the exercise price of the options and the market price of the Company’s common stock on the date of exercise.

(3)	These amounts represent the difference between the exercise price of in-the-money options and the market price of the Company’s common stock on June 28, 2002, the last trading day of fiscal 2002. The closing price of the common stock on that day on the New York Stock Exchange was $3.25. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(4)	These amounts represent the difference between the exercise price of the options and the fair market value of Connex’s common stock on the date of exercise, as determined by the Company in the absence of a public trading market for such common stock.

(5)	These amounts represent the difference between the exercise price of in-the-money options and the fair market value of SageTree’s common stock on June 28, 2002, as determined by the Company in the absence of a public trading market for such common stock, which was $0.00.

(6)	These amounts represent the difference between the exercise price of in-the-money options and the fair market value of Keen’s common stock on June 28, 2002, as determined by the Company in the absence of a public trading market for such common stock, which was $0.00.

(7)	These amounts represent the difference between the exercise price of in-the-money options and the fair market value of Cameo’s common stock on June 28, 2002, as determined by the Company in the absence of a public trading market for such common stock, which was $0.00.

(8)	These amounts represent the difference between the exercise price of the options and the fair market value of Keen’s common stock on the date of exercise, as determined by the Company in the absence of a public trading market for such common stock.

The options held by the Named Executive Officers in SageTree, Keen and Cameo were cancelled in September 2002. For a discussion of these transactions, see note (5) to the Summary Compensation Table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee consists of Messrs. Behrendt, Booth, Lambert and Moore. Until November 29, 2001, Mr. Pardun served on the Compensation Committee. No member of the Compensation Committee during fiscal 2002 was a current or former officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and Board members who serve as executive officers or board members of such other entities.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return of the Company’s common stock with the cumulative total return of the S&P 500 Index and the Dow Jones Technology Hardware and Equipment Index for the five years ended June 28, 2002. The graph assumes that $100 was invested on June 28, 1997, in the Company’s common stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company’s common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

TOTAL RETURN TO STOCKHOLDERS

(Assumes $100 investment on 6/28/97)
Total Return Analysis

	6/28/97	6/27/98	7/3/99	6/30/00	6/29/01	6/28/02

Western Digital Corporation	$100.00	$37.38	$21.83	$16.62	$13.13	$10.80
DJ Technology Hardware and Equipment Index(1)	$100.00	$135.18	$233.92	$319.65	$191.94	$114.64
S&P 500 Index	$100.00	$129.96	$161.04	$170.42	$143.88	$117.97

(1)	In prior years, the Company compared cumulative shareholder return against the Hambrecht & Quist Computer Hardware Index, as a comparative industry index. In connection with the acquisition by J.P. Morgan Chase & Co. of Hambrecht & Quist, this index was discontinued effective as of April 5, 2002. Therefore, this year the Company selected the Dow Jones Technology Hardware and Equipment Index as its comparative industry index. For a comparison of the cumulative total shareholder return of the Company’s common stock against the Hambrecht & Quist Computer Hardware Index for 1997 through 2001, please see the stock performance graph included in our proxy statement for our 2001 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on October 15, 2001.

      The stock performance graph shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall it be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, the directors and officers of the Company and persons who beneficially own more than 10% of the Company’s common stock are required to report their initial ownership of the Company’s equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during fiscal year 2002. To the Company’s knowledge, based solely on its review of the copies of such reports required to be furnished to the Company with respect to fiscal year 2002 and the responses to annual directors and officers questionnaires, all of these reports were timely filed, except for one Form 5 for Mr. DeNero which inadvertently omitted reporting the acquisition of 97 deferred stock units. An amended Form 5 was subsequently filed with the Securities and Exchange Commission reporting this transaction.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND

CHANGE OF CONTROL ARRANGEMENTS

Employment Arrangements

      The Company has an agreement with Mr. Mercer, dated October 19, 2001, relating to his employment with the Company. Mr. Mercer joined the Company as Senior Vice President and Interim Chief Financial Officer effective October 22, 2001. The agreement sets forth Mr. Mercer’s compensation, including commuting arrangements, and provides that upon commencement of his employment, the Company would recommend that Mr. Mercer receive an option to purchase 225,000 shares of the Company’s common stock, vesting over three years, and 150,000 shares of restricted stock, vesting 40% on January 31, 2003 and 60% on January 31, 2004. Vesting will cease upon termination of Mr. Mercer’s service as Senior Vice President and Chief Financial Officer of the Company.

Separation Agreements

      In connection with Mr. Cornelius’s retirement, the Company entered into a letter agreement with Mr. Cornelius on March 31, 2002. Under this agreement, Mr. Cornelius resigned from all of his positions with the Company and its subsidiaries effective as of Thursday, March 28, 2002. Mr. Cornelius continues to provide transition services to the Company through March 31, 2003. The agreement contemplates that Mr. Cornelius will initially work full-time for 40 hours per week, gradually reducing to 10 hours per week by January 31, 2003. During the transition period, Mr. Cornelius will continue to receive his $275,000 annual salary for the period in which he works at least 40 hours per week, and this will be proportionately decreased as his hours reduce. During the transition period, and subject to Mr. Cornelius’s compliance with the terms of the agreement, all of the stock options held by Mr. Cornelius in the Company and its subsidiaries will continue to vest through the transition period, and at the end of the transition period will be fully vested. In accordance with their terms, Mr. Cornelius’s stock options will be exercisable for a period of up to three years thereafter. Upon the full performance by Mr. Cornelius of his services during the transition period, or if the Company terminates the transition period prior to March 31, 2003, all of Mr. Cornelius’ restricted stock awarded in November 2000 shall vest. During the transition period Mr. Cornelius is eligible to participate in the Company’s Change of Control Plan at his current level (prorated for periods he is working part-time) and the Company’s Incentive Compensation Plan with a potential payout at 65% of base pay (prorated). Mr. Cornelius’ eligibility and level of participation for benefits during the transition period will depend on his employment status and pay grade. Upon completion of the transition period he will receive a one-time lump sum payment equal to 18 months of his then current medical insurance premiums (grossed up to cover the net cost). The agreement also provides (1) for the release of the Company and its subsidiaries by Mr. Cornelius of certain claims related to his relationship with the Company and its subsidiaries, his assignment to the position of VP, Intellectual Property during the transition period, the purchase by Mr. Cornelius of the Company’s securities, and other enumerated claims; (2) for the Company to indemnify Mr. Cornelius, to the extent indemnification is available to other executive officers, in connection with any claim arising from any act of

Mr. Cornelius during the course of his employment with the Company, and (3) that Mr. Cornelius will not compete with or solicit the employees of the Company or persons with whom the Company has a business relationship, for a period of one year after the termination of the transition period. The agreement with Mr. Cornelius is filed as Exhibit 10.55 to the Company’s Annual Report on Form 10-K, filed September 25, 2002.

Change in Control Severance Plan

      Effective March 29, 2001, the Company’s Board of Directors adopted a Change of Control Severance Plan covering certain executives of the Company and its subsidiaries, including each of the currently employed Named Executive Officers. The Change of Control Plan provides for payment of severance benefits to each participating executive officer in the event of termination of his or her employment in connection with a change of control of the Company. The plan provides for two levels of severance benefits. The severance benefits are payable if the Company and its subsidiaries terminate the employment of the executive officer without cause or the employee voluntarily terminates his or her employment for good reason (generally consisting of adverse changes in responsibilities, compensation, benefits or location of work place, or breach of the plan by the Company or any successor) within one year after a change of control or prior to and in connection with, or in anticipation of, such a change. The plan is effective until March 29, 2006, and may be extended by the Board of Directors until March 29, 2011.

      For each of the Named Executive Officers and other executive officers of the Company subject to Section 16 of the Exchange Act, the severance benefits generally consist of the following:

(1) a lump sum payment equal to two times the executive officer’s annual base compensation plus the target bonus as in effect immediately prior to the change in control or as in effect on the date of notice of termination of the executive officer’s employment with the Company, whichever is higher;

(2) 100% vesting of any non-vested stock options granted to the executive officer by the Company;

(3) potential extension of the period in which the executive officer’s options may be exercised to the longer of (a) 90 days after the date of termination of his or her employment with the Company and (b) the period specified in the plan or agreement governing the options;

(4) continuation for a period of 24 months of the same or equivalent life, health, hospitalization, dental and disability insurance coverage and other employee insurance or welfare benefits, including equivalent coverage for his or her spouse and dependent children, and a car allowance equal to what the executive officer was receiving immediately prior to the change in control, or a lump sum payment equal to the cost of obtaining coverage for 24 months if the executive officer is ineligible to be covered under the terms of the Company’s insurance and welfare benefits;

(5) a lump sum payment equal to the amount of in-lieu payments that the executive officer would have been entitled to receive during the 24 months after termination of his or her employment if the executive officer, prior to the change in control, was receiving any cash-in-lieu payments designed to enable the executive officer to obtain insurance coverage of his or her choosing; and

(6) acceleration of all awards granted to the executive officer under the Company’s Executive Retention Plan adopted in 1998 or any similar plan.

      Any health and welfare benefits will be reduced to the extent of the receipt of substantially equivalent coverage by the executive officer from any successor employer. Generally, the benefits will be increased to the extent the Named Executive Officer has to pay taxes associated with “excess parachute payments” under the Internal Revenue Code, such that the net amount received by the executive officer is equal to the total payments he or she would have received had the tax not been incurred.

Executive Bonus Plan

      Effective May 16, 1994, the Company’s Board of Directors adopted the Western Digital Corporation Executive Bonus Plan. Certain members of management and other highly compensated employees of the Company and its subsidiaries, including each of the currently employed Named Executive Officers, are eligible to participate in the Executive Bonus Plan. The Executive Bonus Plan provides for a benefit to be paid by a separate trust in connection with a change in control of the Company or the Company’s insolvency. The value of each executive’s benefit equals the assets in the trust allocable to the executive. As of June 28, 2002, for all of the Named Executive Officers, the aggregate benefit was equal to $1,529,565. The Executive Bonus Plan may be terminated or modified by the Company at any time until one year before an event triggering a payment obligation under the plan. No termination or amendment can decrease a participant’s potential benefits under the plan as of the date of termination or amendment. The plan was amended and restated effective January 2000. The amended and restated Executive Bonus Plan is filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, filed September 25, 2002.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO

THE 1993 EMPLOYEE STOCK PURCHASE PLAN

General

      The Company seeks shareholder approval of an amendment to its 1993 Employee Stock Purchase Plan (the “ESPP”) to authorize issuance of an additional 4,000,000 shares of the Company’s common stock. The ESPP was adopted with shareholder approval in 1993. Initially 3,500,000 shares were authorized to be issued under the plan. The plan was amended by the shareholders in 1996, 1997 and 1999 to authorize issuance of an additional 1,500,000, 2,000,000 and 4,000,000 shares, respectively, of the Company’s common stock. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

      As of September 20, 2002, employees had purchased 10,247,429 shares of the Company’s common stock under the ESPP. Approximately 1,353 employees are currently enrolled in the ESPP, of which 5 are executive officers of the Company. The purpose of the ESPP is to maintain competitive equity compensation programs and to provide an incentive for employees of the Company and its participating subsidiaries to acquire a proprietary interest in the Company through the purchase of common stock and, therefore, more closely align the interests of the employees and the shareholders. The Board believes that the proposed increase in the number of shares issuable under the ESPP is necessary and appropriate at this time, in order for the Company to continue offering the ESPP to its current and future employees.

      The following is a brief summary of the principal features of the ESPP. The summary is qualified by and subject to the full text of the ESPP (as proposed to be amended) attached hereto as Exhibit A.

Summary

      The Board of Directors has appointed the Compensation Committee of the Board (the “Committee”), which consists of not less than three non-employee directors, as the administrator of the ESPP. The Board may at any time amend or terminate the ESPP, except that no amendment may be made that would cause the ESPP to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code. Subject to certain limitations imposed by Section 423 of the Code, any person who is employed by the Company (or any of its majority-owned subsidiaries that are not excluded from participation by the Committee) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the ESPP, provided that the employee is employed on the first day of an offering period.

      The ESPP has a series of 24-month offering periods (each, an “Offering Period”) commencing on each February 1 and August 1. The last day of each six-month exercise period during each Offering Period under the ESPP, i.e., each July 31 and January 31, is an exercise date under the ESPP. The purchase price per share is equal to the lower of 85% of the fair market value of the Company’s common stock on the date of commencement of a 24-month Offering Period or 85% of the fair market value of the common stock on the exercise date of the option. The fair market value of the common stock on a given date is the closing price of the common stock on the New York Stock Exchange for that date. The closing price of the common stock on the New York Stock Exchange on September 25, 2002, was $4.28 per share.

      The purchase price of the shares is accumulated by payroll deductions during an Offering Period. The deductions may be any whole percentage amount between 1% and 10% of a participants eligible compensation on each payroll date during the Offering Period. A participant may discontinue his or her participation in the ESPP at any time during the Offering Period. A participant may withdraw all, but not less than all, of the payroll deductions credited to his or her account under the ESPP, automatically terminating his or her participation in the ESPP. In addition, a participant may, no more than four times in any calendar year, reduce or increase the rate of payroll deductions. Failure to remain in the continuous employ of the Company or its majority-owned subsidiaries for at least 20 hours per week during an Offering Period will be deemed to be a withdrawal from that offering.

      On the first day of each Offering Period, each eligible employee enrolled in the ESPP is granted an option to purchase on each exercise date during the Offering Period up to the number of shares of common stock determined by dividing the amount of the participant’s total payroll deductions to be accumulated during each exercise period during the Offering Period by 85% of the lower of the fair market value of the common stock at the beginning of the Offering Period or on the exercise date, subject to certain limitations specified in the ESPP. Options to purchase common stock under the ESPP may not be transferred by a participant other than by will or under the laws of descent and distribution and may be exercised during a participant’s lifetime only by the participant.

      In the event any change is made in the Company’s capitalization, such as a reorganization, restructuring, reclassification, stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of common stock or a change of common stock into or an exchange of common stock for a different number or kind of shares, appropriate adjustments will be made to the shares subject to purchase under the ESPP and in the purchase price per share. In the event of a dissolution or liquidation of the Company, any options outstanding under the ESPP will terminate unless the Committee determines otherwise. If all or substantially all of the assets of the Company are sold or if the Company is merged with or into another corporation, outstanding options under the ESPP will be assumed or equivalent options will be substituted unless the Committee elects to permit all outstanding options (including those not then otherwise exercisable) to be exercised immediately prior to the sale or merger.

      The Board may amend the ESPP at any time in any respect, provided that it cannot amend the ESPP in any way that will cause it to fail to meet the requirements under Section 423 of the Code, including its shareholder approval requirement. The Board may terminate the ESPP at any time, in its discretion.

Federal Income Tax Consequences

      Because the ESPP is designed to qualify under Sections 421 and 423 of the Code, no income will be taxable to a participant at the time of the grant of the option or the purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax; the amount of the tax will depend upon the participant’s holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by the participant that is attributable to a disqualifying disposition of shares (i.e., shares that are sold within two years after the grant of an option or within one year after the purchase of such shares).

      The foregoing is a brief description of the federal income tax treatment that will generally apply to shares purchased under the ESPP, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of shares purchased under the ESPP will depend on the specific circumstances of the participant. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the disposition of any acquired shares under those laws.

Interest of Certain Persons in Matters to be Acted Upon

      Each of the executive officers of the Company qualifies for participation under the ESPP and thus is eligible to purchase common stock under the ESPP at a discount below the market price. If Proposal 2 is approved, additional shares will be available for sale under the ESPP. However, participation in the ESPP is voluntary and is dependent upon each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases by executive officers and other eligible employees under the ESPP are not determinable. No options have been granted with respect to the shares of common stock that are the subject of this Proposal 2, and no such shares have been issued.

Vote Required and Board of Directors Recommendation

      The affirmative vote of a majority of the shares of the Company’s common stock represented in person or by proxy at the Meeting and entitled to vote is required for approval of the amendment to the Company’s 1993 Employee Stock Purchase Plan.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 TO APPROVE THE AMENDMENT TO THE COMPANY’S 1993 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO

THE NON-EMPLOYEE DIRECTORS STOCK-FOR-FEES PLAN

General

      The Company seeks shareholder approval of an amendment to its Non-Employee Director Stock-for-Fees Plan (the “Stock-for-Fees Plan”) to extend the term of the plan from December 31, 2002 to December 31, 2012. The Board of Directors and shareholders initially adopted the Stock-for-Fees Plan effective January 1, 1993. The maximum aggregate number of shares that have been authorized for issuance under the Stock-for-Fees Plan is 400,000, subject to adjustment upon recapitalization, stock dividends, stock splits and similar changes in the Company’s capitalization as provided in the Stock-for-Fees Plan. As of September 20, 2002, 219,094 shares of common stock were available for issuance under the plan.

      The purposes of the Stock-for-Fees Plan are to advance the interests of the Company and its shareholders by increasing ownership by the Company’s non-employee directors of the Company’s common stock, thereby aligning their interests more closely with the interests of the Company’s other shareholders, and to make available to the Company the cash that would otherwise have been paid to non-employee directors receiving common stock in lieu of fees thereunder. The Board believes that the Stock-for-Fees Plan is an important component of compensation of the directors, and that the extension of the term of the Stock-for-Fees Plan is in the best interests of the Company and its shareholders.

      The following is a brief summary of the principal features of the Stock-for-Fees Plan. The summary is qualified by and subject to the full text of the Stock-for-Fees Plan (as proposed to be amended) attached hereto as Exhibit B.

Summary

      The Board of Directors has appointed the Company as the administrator of the Stock-for-Fees Plan. The board of directors of the Company may suspend or terminate the Stock-for-Fees Plan or any portion thereof at any time, and may amend the Stock-for-Fees Plan from time-to-time in any respect the board of directors may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to the applicable rules of any securities exchange, or, in the opinion of the Company’s counsel, any other law or regulation binding on the Company. Directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to participate in the Stock-for-Fees Plan.

      The plan provides for payment of $20,000 of the $35,000 annual retainer fee payable to each non-employee director in the form of common stock rather than cash. Prior to each calendar year, each eligible director may also make an election to receive common stock in lieu of any or all of (1) the remainder of the annual retainer fee otherwise payable to him or her in cash for that calendar year, and/or (2) the meeting attendance fees otherwise payable to him or her in cash for that calendar year. In addition, newly elected or appointed eligible directors may make an interim election as of the date they join the board, to take additional fees in common stock, which interim election will govern until the immediately following calendar year. If a director fails to make an election, then such director is deemed to have elected to receive all meeting fees and the remainder of his or her retainer fee for that calendar year in cash.

      Under the plan, an eligible director may also elect to defer the receipt of any cash or common stock paid as annual retainer or meeting fees. Any such deferral election by an eligible director shall be made and take effect at the times specified in the Company’s Deferred Compensation Plan. The Company pays a 25% premium to each eligible director who elects to defer annual retainer or meeting fees to be received in common stock. The number of shares of common stock deferred and the premium thereon is calculated by multiplying the amount of cash fees being replaced by common stock and deferred by 1.25, and then dividing that product by the fair market value of the common stock on the date the director would otherwise have been entitled to receive the fees. The Company pays a 15% premium to each eligible director who elects to defer his or her annual retainer or meeting fees to be received in cash.

      The number of shares of common stock issuable in lieu of cash annual retainer fees (whether or not deferred) is determined by dividing the amount of cash fees being replaced by common stock by the fair market value of the common stock on the first trading day of the calendar year for which the annual retainer is being paid or, in the case of an annual retainer being paid to a newly appointed or elected eligible director for a partial year, on the date such eligible director joins the board. The number of shares of common stock issuable in lieu of cash meeting fees (whether or not deferred) is determined by dividing the amount of cash fees being replaced by common stock by the fair market value of the common stock on the date of the meeting for which the fee is paid.

      For the purposes of the Stock-for-Fees Plan, the “fair market value” of the common stock as of any issuance or deferral date is the closing price of the common stock on the New York Stock Exchange (or another national stock exchange or the Nasdaq National Market System, if the common stock trades thereon but not on the NYSE) as of such date (or, if no such shares were traded on such date, as of the next preceding day on which there was such a trade, provided that the closing price on such preceding date is not less than 100% of the fair market value of the common stock, as determined in good faith by the Company, on the date of issuance).

Interest of Certain Persons in Matters to be Acted Upon

      Each of the seven non-employee directors of the Company qualifies to participate in the Stock-for-Fees Plan and thus will receive shares of the Company’s common stock under the plan in lieu of cash payments for fees. If Proposal 3 is approved, the Stock-for-Fees Plan will continue until December 31, 2012, unless earlier terminated by the board. At this time, under the plan, each non-employee director will receive at least $20,000 of his or her annual retainer in the form of common stock, however, further elections to receive stock in lieu of cash fees or to defer receipt of cash or fees is voluntary. Accordingly, future benefits to non-employee directors under the plan are not determinable.

Vote Required and Board of Directors Recommendation

      Shareholder approval of the amendment is not currently required pursuant to the applicable rules of the New York Stock Exchange, or, in the opinion of the Company’s counsel, under any other law or regulation binding on the Company. However, under rules proposed by the New York Stock Exchange, not currently in effect, the Company would be required to seek shareholder approval of the amendment to extend the term of the plan, and accordingly, the Board of Directors has elected to seek approval of the amendment to the Stock-for-Fees Plan by the affirmative vote of a majority of the shares represented and voted at the Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 TO APPROVE THE AMENDMENT TO THE COMPANY’S NON-EMPLOYEE DIRECTORS STOCK-FOR-FEES PLAN.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information with respect to the Company’s equity compensation plans as of June 28, 2002, which plans were as follows: the Company’s 1993 Employee Stock Purchase Plan, Non-Employee Directors Stock-for-Fees Plan, Employee Stock Option Plan, Broad-Based Stock Incentive Plan and Stock Option Plan for Non-Employee Directors. The table does not include the additional 4,000,000 shares of the Company’s common stock that will be available for awards under the Company’s Amended and Restated 1993 Employee Stock Purchase Plan if Proposal 2 is approved by the shareholders.

	(a)	(b)	(c)

			Number of Securities
			Remaining Available
	Number of Securities to	Weighted-average	for Future Issuance
	be Issued upon Exercise	Exercise Price of	Under Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column(a))

Equity compensation plans approved by security holders	14,069,599	$9.041	13,407,325 (1)
Equity compensation plans not approved by security holder(2)	14,982,441 (3)	4.197	1,695,716

Total	29,052,040	$6.543	15,103,041

(1)	Includes 1,593,635 shares of common stock that may be issued under the 1993 Employee Stock Purchase Plan and 221,499 shares of common stock that may be issued under the Non-Employee Directors Stock-for-Fees Plan.

(2)	Shares of common stock may be issued under the Company’s Broad-Based Stock Incentive Plan, as stock options, restricted stock or other incentive stock grants.

(3)	Does not include an aggregate of 1,525,000 shares of restricted stock currently outstanding which vest through 2005.

Broad-Based Stock Incentive Plan

      On September 30, 1999, the Company’s Board of Directors approved the Broad-Based Stock Incentive Plan (the “Broad-Based Plan”) under which options to purchase shares of common stock and stock awards may be granted. This plan is intended to qualify as “broadly-based” under the New York Stock Exchange shareholder approval policy. Currently, 9,550 employees are eligible to participate in the plan. This plan has not been submitted to the Company’s shareholders for approval. Initially, 20,000,000 shares of Company common stock were authorized for issuance as stock options, restricted stock awards and stock unit awards under the Broad-Based Plan (subject to adjustments to prevent dilution). As of June 28, 2002, options to purchase 6,213,949 shares of common stock granted under the Broad-Based Plan were exercisable and 1,695,716 shares were available for grant, under the plan.

      The purpose of the Broad-Based Plan is to enable the Company to attract, retain and motivate its key employees and other personnel, and to further align the interests of such persons with those of the shareholders of the Company. The Broad-Based Plan is administered by the Compensation Committee or another committee appointed by the Board of Directors. The committee has broad discretionary authority to construe and interpret the plan. With respect to awards that are not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act, or Section 162(m) of the Internal Revenue Code, the committee may delegate the authority to grant awards to a sub-committee composed of one or more directors of the Company. Any person who is an employee, prospective employee, consultant or advisor of the Company is eligible to be a recipient of an award under the Broad-Based Plan.

      Under the Broad-Based Plan the following awards may be granted either individually or two or more awards may be granted in tandem or in the alternative.

•	Stock Options Awards. The committee administering the plan may grant options to purchase common stock of the Company. The options are not incentive stock options under Section 422 of the Internal Revenue Code. The purchase price per share of common stock subject to an option granted under the plan will equal or exceed 100% of the fair market value of such common stock on the date of grant. The term of each option granted under the plan will not exceed 10 years from the date of its grant. Options granted under the plan vest as determined by the committee. The committee may reduce or eliminate any restrictions on a participant’s right to exercise an option.

•	Restricted Stock Awards. The committee administering the plan may award shares of restricted stock, the grant, issuance, retention and/or vesting of which shall be subject to such terms and conditions as the committee deems appropriate. Notwithstanding satisfaction of any completion of service or performance goals, the number of shares granted, issued, retainable and/or vested under a restricted stock award may be reduced by the committee.

•	Stock Unit Awards. The committee administering the plan may grant stock unit awards, the grant, issuance, retention and/or vesting of which shall be subject to such terms and conditions as the committee determines. A “stock unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one share of the Company’s common stock. Stock units represent an unfunded and unsecured obligation of the Company, unless otherwise provided by the committee. The committee may provide for the stock units to be settled in cash or shares of common stock of the Company. Notwithstanding satisfaction of any completion of service or performance goals, the number of stock units granted, issued, retainable and/or vested under a stock unit award may be reduced by the committee.

      No award, or any interest in an award may be transferred in any manner, other than by will or the laws of descent and distribution, unless the agreement evidencing an award expressly states that it is transferable.

      The committee may in its discretion provide financing to a participant in a principal amount sufficient to pay the purchase price of any award and/or to pay the amount of taxes required by law to be withheld with respect to any award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto.

      The committee may, through the terms of the award or otherwise, provide for lapse of restrictions on an option or restricted stock, either immediately upon a change of control of the Company (as defined in the plan), or upon termination of the eligible employee’s employment within 24 months following a change of control. The committee may also provide for the exercise, payment or lapse of restrictions on an award which is only effective if no provision is made in the change of control transaction.

      The board may amend, alter or discontinue the plan or any agreement evidencing an award made under the plan, in its sole discretion, and the committee may amend, alter or discontinue any agreement evidencing an award under the plan, including:

•	increasing the maximum number of shares of common stock available for issuance under the plan;

•	reducing the exercise price of outstanding options;

•	after the date of a change of control, impairing the rights of any award holder, without such holder’s consent, under any award granted prior to the date of any change of control; or

•	extending the term of the plan;

provided, however, that the board may not materially reduce the class of persons eligible to participate in the plan unless it no longer intends for the plan to qualify as “broadly-based” under the New York Stock Exchange shareholder approval policy.

      The Broad-Based Plan will terminate September 30, 2009, unless the Board of Directors terminates it sooner. The Broad-Based Plan is filed as Exhibit 10.34 to the Company’s Quarterly Report on Form 10-Q, filed May 15, 2000.

AUDIT COMMITTEE

      The following is the report of the Audit Committee of the Company with respect to the Company’s audited financial statements for the fiscal year ended June 28, 2002. This report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

Report of the Audit Committee

      The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for oversight and review of the accounting and financial reporting practices, internal controls and accounting and audit activities of the Company and its subsidiaries. The Audit Committee acts pursuant to a written charter. The Audit Committee Charter was originally adopted by the Board of Directors on September 6, 1995 and was most recently amended on September 28, 2000. A copy of the amended charter was attached as Exhibit B to the Company’s Proxy Statement for its 2001 Annual Meeting of Shareholders. The Board of Directors has determined that each of the members of the Audit Committee qualifies as an “independent” director under the rules of the New York Stock Exchange.

      The Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended June 28, 2002 with management and has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. In addition, the Audit Committee has received written disclosures and a letter from KPMG LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of that firm. Based upon such reviews and discussions, the Audit Committee has recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Henry T. DeNero, Chairman
Kathleen A. Cote
Thomas E. Pardun

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The accounting firm of KPMG LLP, certified public accountants, has served the Company as its auditors since its incorporation in 1970. The Board of Directors has again selected KPMG to serve as the Company’s independent accountants for the fiscal year ending June 27, 2003. Their selection is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent accountants by the affirmative vote of a majority of the shares represented and voted at the Meeting. If a majority of the shares represented do not ratify this selection, the Board of Directors will reconsider its selection of KPMG and will either continue to retain this firm or appoint new auditors upon recommendation of the Audit Committee. One or more representatives of KPMG are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Following are the fees paid by the Company to KPMG for the fiscal year ended June 28, 2002:

Audit Fees: Fees of $472,000 were billed for professional services rendered to the Company and its subsidiaries for the audit of the Company’s financial statements for fiscal 2002 and review of the financial statements included in the Company’s Forms 10-Q for fiscal 2002.

Financial Information Systems Design And Implementation Fees: No services were rendered by KMPG to the Company or its subsidiaries in connection with financial information systems design and implementation, and as a result no fees were billed with respect to such matters.

All Other Fees: Fees of $375,000 were billed for other services rendered by KPMG to the Company and its subsidiaries, including tax services, services related to mergers and acquisitions, and services related to public securities offerings.

      The Audit Committee considered the provision of the non-audit services listed above by KPMG and determined that the provision of such services was compatible with maintaining the independence of KPMG.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4 TO RATIFY THE SELECTION OF KPMG LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 27, 2003.

SHAREHOLDER PROPOSALS FOR 2003

      Shareholder proposals which are intended to be presented by shareholders at the Company’s 2003 Annual Meeting of Shareholders must be received by the Secretary of the Company at the Company’s principal executive offices no later than June 5, 2003, in order to be considered for inclusion in the proxy statement and form of proxy/ voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Securities Exchange Act. In addition, the Company’s Bylaws require that, among other things, shareholders give written notice of any proposal or the nomination of a director to the Secretary of the Company not less than 60 days nor more than 120 days prior to the scheduled 2003 Annual Meeting of Shareholders. The Company currently anticipates that the Company’s 2003 Annual Meeting of Shareholders will be held on November 20, 2003. Shareholder proposals or the nominations for director that do not meet the notice requirements set forth above will not be acted upon at the 2003 Annual Meeting.

ANNUAL REPORT

      The Company’s 2002 Annual Report on Form 10-K has been mailed to shareholders and posted on the Internet at www.westerndigital.com concurrently with the mailing of this Proxy Statement. The information on the Company’s web site is not incorporated herein and shall not be deemed to be a part of this proxy solicitation material. The Company will provide, without charge, a copy of its 2002 Annual Report on Form 10-K for the year ended June 28, 2002 (without the exhibits thereto) and/or a copy of the exhibits to its 2002 Form 10-K, upon the written or oral request of any shareholder or beneficial owner of common stock. Requests should be directed to the following address:

Raymond M. Bukaty

Secretary
Western Digital Corporation
20511 Lake Forest Drive
Lake Forest, California 92630-7741
(949) 672-7000

OTHER MATTERS

      The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

      In accordance with the rules of the Securities and Exchange Commission, where the Company has received the consent of the shareholders and has not received contrary instructions from such shareholders, only one Proxy Statement is being delivered to multiple shareholders that share the same address. Upon oral or written request the Company will deliver promptly a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of this Proxy Statement was delivered. If you are a shareholder at a shared address to which a single copy of this Proxy Statement was delivered and you desire to receive a separate copy of this Proxy Statement, or if you desire to notify the Company that you wish to receive a separate proxy statement in the future, or if you are a shareholder at a shared address to which multiple copies of this Proxy Statement was delivered and you desire to receive one copy in the future, you may notify the Company’s transfer agent of your desire via telephone at (800) 937-5449, or by writing to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10009.

VOTING VIA THE INTERNET OR BY TELEPHONE

      Shareholders may submit proxies by mail, telephone or the Internet. Your telephone or Internet proxy authorizes the proxies named on the enclosed proxy card to vote your shares to the same extent as if you marked, signed dated and returned the enclosed proxy card. Shareholders may submit proxies telephonically by calling 1 (800) 690-6903 (within the U.S. and Canada only, toll-free), then entering their 12-digit Control Number located on the proxy card and following the simple recorded instructions. Shareholders may submit a proxy via the Internet by going to the web site at www.proxyvote.com, then entering their 12-digit Control Number and following the simple instructions. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Standard Time on November 13, 2002. If you submit your proxy by telephone or Internet there is no need to return the enclosed proxy card. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Meeting. The Company’s general counsel has advised the Company that the Internet voting procedures that have been made available by the Company for its shareholders are consistent with the requirements of applicable law.

EXPENSES OF SOLICITATION

      The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and form of proxy/voting instruction card, the cost of making such materials available on the Internet and the cost of soliciting proxies will be paid by the Company. Proxies may be solicited in person or by telephone, facsimile or other means of communication by certain of the directors, officers, and regular employees of the Company who will not receive any additional compensation for such solicitation. The Company will reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

Lake Forest, California

October 10, 2002

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE OR PROVIDE VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

EXHIBIT A

WESTERN DIGITAL CORPORATION

AMENDED AND RESTATED
1993 EMPLOYEE STOCK PURCHASE PLAN
(as proposed to be amended)

      The Western Digital Corporation 1993 Employee Stock Purchase Plan (the “Plan”) shall be established and operated in accordance with the following terms and provisions.

      1.     Definitions.

      As used in the Plan the following terms shall have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the committee appointed by the Board to administer the Plan as described in Section 4 below.

(d) “Common Stock” means the common stock, $0.01 par value, of the Company.

(e) “Company” means Western Digital Corporation, a Delaware corporation.

(f) “Continuous Employment” means the absence of any interruption or termination of service as an Employee with the Company and/or its Participating Subsidiaries. Continuous Employment shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g) “Eligible Compensation” means, with respect to each Participant for each pay period, the full salary and wages paid to such Participant by the Company or a Participating Subsidiary, including commissions, bonuses (to the extent not excluded below), overtime pay and shift differentials. Except as otherwise determined by the Committee, “Eligible Compensation” does not include

(i) any amounts contributed by the Company or a Participating Subsidiary to any pension plan or plan of deferred compensation,

(ii) any automobile or relocation allowances (or reimbursement for any such expenses),

(iii) any amounts paid as a starting bonus or finder’s fee,

(iv) any amounts realized from the exercise of qualified or non-qualified stock options, or

(v) any amounts paid by the Company or a Participating Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, such as cash-out of credits generated under a plan qualified under Code Section 125.

(h) “Eligible Employee” means an Employee who is

(i) customarily employed for at least twenty (20) hours per week and more than five months in a calendar year, and

(ii) eligible to participate in the Plan as described in Section 5 below.

If such person is (a) an Employee due to any classification or reclassification of the person as an employee or common-law employee of the Company or one of its Participating Subsidiaries by reason of action taken by any tax or other governmental authority, or (b) an Employee who has a written employment agreement providing that the Employee shall not participate in the Plan until at least two (2) years of Continuous Employment, then such Employee must be employed for at least two (2) years by the Company or one of its Participating Subsidiaries as well as meet the criteria set forth above in subsections (i) and (ii) in order to be an Eligible Employee.

(i) “Employee” means each person currently employed by the Company or one of its Participating Subsidiaries. It shall not include any person who is recorded on the books and records of the Company or one of its Participating Subsidiaries as an independent contractor or consultant or a worker provided by a temporary staffing agency.

(j) “Enrollment Date” means the first day of each Offering Period.

(k) “Exercise Date” means each July 31 and January 31 during each Offering Period.

(l) “Exercise Period” means a period commencing on February 1 and terminating on the following July 31 or commencing on August 1 and terminating on the following January 31.

(m) “Exercise Price” means the price per share of shares offered in a given Offering Period determined as provided in Section 10 below.

(n) “Fair Market Value” means, with respect to a share of Common Stock as of any Enrollment Date or Exercise Date (or New Exercise Date, as the case may be), the closing price of such Common Stock on the New York Stock Exchange on such date, as reported in The Wall Street Journal. In the event that such a closing price is not available for an Enrollment Date or an Exercise Date, or New Exercise Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the New York Stock Exchange on the last business day prior to such date or such other amount as may be determined by the Committee by any fair and reasonable means.

(o) “New Exercise Date” means the new exercise date set by the board in the case of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation or other entity in certain circumstances as described in Section 15(b).

(p) “Offering Period” means a period of twenty-four (24) months during which an option granted pursuant to the Plan may be exercised. A new Offering Period shall begin on each February 1 and August 1.

(q) “Participant” means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 7 below.

(r) “Participating Subsidiary” means any Subsidiary other than a Subsidiary excluded from participation in the Plan by the Committee, in its sole discretion.

(s) “Plan” means this Western Digital Corporation 1993 Employee Stock Purchase Plan, as amended.

(t) “Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code or any successor thereto.

      2.     Purpose of the Plan.

      The purpose of the Plan is to provide an incentive for present and future Employees of the Company and its Participating Subsidiaries to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

      3.     Shares Reserved for the Plan.

      There shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 15,000,000 shares of Common Stock, subject to adjustment as provided in Section 15 below. Shares of

Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

      4.     Administration of the Plan.

      (a) The Plan shall be administered by a Committee appointed by, and which shall serve at the pleasure of, the Board. The Committee shall consist of two or more directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as such rule may be amended from time to time. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons.

      (b) The Committee may request advice or assistance or employ such other persons as it in its absolute discretion deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.

      5.     Eligibility to Participate in the Plan.

      Subject to limitations imposed by Section 423(b) of the Code, any Eligible Employee who is employed by the Company or a Participating Subsidiary on an Enrollment Date shall be eligible to participate in the Plan for the Offering Period beginning on that Enrollment Date.

      6.     Offering Periods.

      The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on each February 1 and August 1 during the term of the Plan. The first such Offering Period shall commence on February 1, 1994, or as otherwise determined by the Committee. The Committee shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

      7.     Election to Participate in the Plan.

      (a) Each Eligible Employee may elect to participate in the Plan by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Company prior to the applicable Enrollment Date, unless another time for filing the enrollment form is set by the Committee for all Eligible Employees with respect to a given Offering Period. An Eligible Employee may participate in an Offering Period only if, as of the Enrollment Date of such Offering Period, such Eligible Employee is not participating in any prior Offering Period which is continuing at the time of such proposed enrollment.

      (b) Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12.

      (c) Unless a Participant elects otherwise prior to the Enrollment Date of the immediately succeeding Offering Period, an Eligible Employee who is participating in an Offering Period as of the last Exercise Date of such Offering Period (the “Prior Offering Period”) shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the expiration or termination of the Prior Offering Period.

      (d) The Committee, in its discretion, may terminate the participation of all Participants in any Offering Period as of the last day of any Exercise Period (a “Termination Date”) and enroll such Participants in the new Offering Period commencing immediately following such Termination Date if the Exercise Price determined as of the Enrollment Date for such new Offering Period is lower than the Exercise Price determined as of the Enrollment Date of the Offering Period for which the Participants’ participation is being terminated. In such event, each of such Participants shall be deemed for purposes of this Plan (i) to have elected to participate in such new Offering Period, and (ii) to have authorized the same payroll deduction for such new Offering Period as was in effect for such Participant immediately prior to the Termination Date.

      8.     Payroll Deductions.

      (a) All Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Offering Period in an amount from 1% to 10% of the Eligible Compensation which the Participant receives on each payroll date during such Offering Period. The amount of such payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant’s Eligible Compensation.

      (b) All payroll deductions made for a Participant shall be deposited in the Company’s general corporate account and shall be credited to the Participant’s account under the Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional payments into such account. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

      (c) A Participant may discontinue participation in the Plan as provided in Section 12. A Participant may at any time during an Offering Period (but no more than four times in any calendar year) reduce or increase (subject to the limitations of Section 8(a) above) the rate of his or her payroll deductions by completing and filing with the Company a change notice in the form provided by the Company. Any such reduction in the rate of a Participant’s payroll deductions shall be effective as of the pay period specified by the Participant in the Participant’s change notice, but in no event sooner than the first pay period ending more than fifteen (15) days after the Participant files the change notice with the Company. Any such increase in the rate of a Participant’s payroll deductions shall be effective as of the first date of the next Exercise Period within such Offering Period.

      9.     Grant of Options.

      (a) On the Enrollment Date of each Offering Period, subject to the limitations set forth in Sections 3, 9(b) and 17 hereof, each Participant shall be granted an option to purchase on each Exercise Date during such Offering Period (at the Exercise Price determined as provided in Section 10 below) up to a number of shares of the Common Stock determined by dividing such Participant’s payroll deductions accumulated during the Exercise Period ending on such Exercise Date by 85% of the fair market value of a share of the Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower, provided that the number of shares subject to the option shall not exceed five (5) times the number of shares determined by dividing 10% of the Participant’s Eligible Compensation over the Offering Period (determined based upon the Eligible Employee’s rate of Eligible Compensation in effect as of the Enrollment Date) by 85% of the Fair Market Value of a share of the Common Stock on the Enrollment Date.

      (b) Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) if, immediately after the grant, such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Participant’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      10.     Exercise Price.

      The Exercise Price of each of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock on the Enrollment Date; or (ii) 85% of the Fair Market Value of a share of the Common Stock on the applicable Exercise Date.

      11.     Exercise of Options.

      Unless a Participant withdraws from the Plan as provided in Section 12, the Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for the Participant at the applicable Exercise Price with the accumulated payroll deductions in the Participant’s account. Any amount remaining in the Participant’s account after an Exercise Date shall be held in the account until the next Exercise Date in such Offering Period, unless the Offering Period has been over-subscribed or has terminated with such Exercise Date, in which event such amount shall be refunded to the Participant.

      12.     Withdrawal; Termination of Employment.

      (a) A Participant may withdraw all but not less than all of the payroll deductions credited to the Participant’s account under the Plan at any time by giving written notice to the Company. All of the Participant’s payroll deductions credited to the Participant’s account will be paid to him or her promptly after receipt of the Participant’s notice of withdrawal, the Participant’s participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless written notice is delivered to the Company within the open enrollment period preceding the commencement of an Exercise Period directing the Company to resume payroll deductions.

      (b) Upon termination of the Participant’s Continuous Employment prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the payroll deductions credited to the Participant’s account will be returned to the Participant or, in the case of death, to the Participant’s estate, and the Participant’s options to purchase shares under the Plan will be automatically terminated.

      (c) In the event a Participant fails to maintain Continuous Employment for at least twenty (20) hours per week during an Offering Period, the Participant will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to the Participant’s account will be returned to the Participant, and the Participant’s options to purchase shares under the Plan will be terminated.

      (d) A Participant’s withdrawal from an Offering Period will not have any effect upon the Participant’s eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

      13.     Transferability.

      Options to purchase Common Stock granted under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during a Participant’s lifetime only by the Participant.

      14.     Reports.

      Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants semi-annually promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

      15.     Adjustments Upon Changes in Capitalization.

      (a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustment shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

      (b) In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation or entity, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or entity or a parent or subsidiary of such successor corporation or entity, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participants shall have the right to exercise the option as to all of the optioned stock. If the Committee makes an option fully exercisable under these circumstances in lieu of assumption or substitution, each Offering Period then in progress shall be shortened and a new Exercise Date shall be set (the “New Exercise Date”), as of which date any Offering Period then in progress will terminate. The New Exercise Date shall be on or before the date of consummation of the transaction and the Committee shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 12. The Exercise Price on the New Exercise Date shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock on the Enrollment Date; or (ii) 85% of the Fair Market Value of a share of the Common Stock on the applicable New Exercise Date.

      (c) In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 15, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 15.

      16.     Amendment of the Plan.

      The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval if required.

      17.     Termination of the Plan.

      The Plan and all rights of Employees hereunder shall terminate:

(a) on the Exercise Date that Participants would become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan if the final sentence in this Section 17 were not applied; or

(b) at any time, at the discretion of the Board.

      In the event that the Plan terminates under circumstances described in Section 17(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

      18.     Notices.

      All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      19.     Shareholder Approval.

      Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon.

      20.     Conditions Upon Issuance of Shares.

      (a) The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

      (b) The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state income tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

EXHIBIT B

AMENDED AND RESTATED WESTERN DIGITAL CORPORATION

NON-EMPLOYEE DIRECTORS STOCK-FOR-FEES PLAN
(as proposed to be amended)

      This plan (1) was implemented in 1992, (2) was amended and restated effective as of January 9, 1997 to require directors to take half their annual retainer fee in stock, permit deferrals of cash or stock under the plan, and make certain other changes to conform the plan to the new version of Rule 16b-3 and ease administration, (3) was amended and restated effective as of January 27, 2000, to require directors to take $20,000 of their annual retainer fee in stock, increase the premium to 25% for deferral of annual retainers or meeting fees received in the form of common stock and provide a premium of 15% for deferral of annual retainers or meeting fees received in the form of cash, and (4) was amended and restated effective as of November 14, 2002, to extend the term of the plan to December 31, 2012.

      1.     Purpose.

      The purposes of this Western Digital Corporation Non-Employee Director Stock-For-Fees Plan (the “Plan”) are to advance the interests of Western Digital Corporation (the “Company”) and its stockholders by increasing ownership by the Company’s non-employee directors of the Company’s Common Stock, thereby aligning their interests more closely with the interests of the Company’s other stockholders, and to make available to the Company the cash that would otherwise have been paid to non-employee directors receiving Common Stock in lieu of fees hereunder.

      2.     Administration.

      The Plan shall be administered by the Company, which shall have the power to construe the Plan, to resolve all questions arising under the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, and otherwise to carry out the terms of the Plan, but only to the extent not contrary to the express provisions of the Plan. The determinations, interpretations, and other actions of the Company of or under the Plan or with respect to any Common Stock granted pursuant to the Plan shall be final and binding for all purposes and on all persons. Neither the Company nor any officer or employee thereof shall be liable for any action or determination taken or made under the Plan in good faith. Notwithstanding the foregoing, the Company shall have no authority or discretion as to the persons who will receive Common Stock granted pursuant to the Plan, the number of shares of Common Stock to be issued under the Plan, the time at which such grants are made, the number of shares of Common Stock to be granted at any particular time, or any other matters that are specifically governed by the provisions of the Plan.

      3.     Participation in the Plan.

      Directors of the Company who are not employees of the Company or any subsidiary of the Company (“Eligible Directors”) shall be eligible to participate in the Plan. Each Eligible Director shall, if required by the Company, enter into an agreement with the Company in such form as the Company shall determine consistent with the provisions of the Plan for purposes of implementing the Plan or effecting its purposes. In the event of any inconsistency between the provisions of the Plan and any such agreement, the provisions of the Plan shall govern.

      4.     Stock Subject to the Plan.

      (a) Number of Shares. The shares that may be issued under the Plan shall be authorized and unissued shares or treasury shares of the Company’s Common Stock (the “Common Stock”). The maximum aggregate number of shares that may be issued under the Plan shall be four hundred thousand (400,000), subject to adjustment upon changes in capitalization of the Company as provided in Section 4(b). The maximum aggregate number of shares issuable under the Plan may be increased from time to time by approval of the Company’s Board of Directors, and by the stockholders of the Company if stockholder approval is required pursuant to the applicable rules of any stock exchange, or, in the opinion of the Company’s counsel, any other law or regulation binding upon the Company.

      (b)     Adjustments. If the Company shall at any time increase or decrease the number of its issued and outstanding shares of Common Stock (whether by reason of reorganization, merger, consolidation, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), then the number of shares of Common Stock still available for issue hereunder shall be increased or decreased appropriately and proportionately.

      5.     Mandatory Stock Payments and Elections.

      For all annual retainer fees paid from and after January 27, 2000, $20,000 of the annual retainer fee payable to each Eligible Director shall be paid in the form of Common Stock rather than cash. Each Eligible Director may make an “Election” to receive Common Stock in lieu of any or all of (i) the remainder of the annual retainer fee otherwise payable to him or her in cash for that calendar year, and/or (ii) the meeting attendance fees otherwise payable to him or her in cash for that calendar year. Such Election for any calendar year must be in writing and must be delivered to the Secretary of the Company not later than the end of the immediately preceding calendar year. In addition, newly elected or appointed Eligible Directors shall make an interim Election as of the date they join the board, which interim Election shall govern until the immediately ensuing calendar year. Separate Elections must be made for each calendar year; if an Eligible Director does not make a written Election for any particular calendar year, then such Eligible Director shall be deemed to have elected to receive all meeting fees and the remainder of his or her retainer fee for that calendar year in cash.

      6.     Issuance of Common Stock.

      (a) Timing and Amounts of Issuances.

(i) Common Stock issuable to an Eligible Director in lieu of annual retainer or meeting fees shall be issued not later than ten days after the date such annual retainer or meeting fees, as the case may be, would have been paid if paid in cash.

(ii) The number of shares of Common Stock issuable in lieu of cash annual retainer fees (whether or not deferred) shall be determined by dividing the amount of cash fees being replaced by Common Stock by the Fair Market Value (as defined below) of the Common Stock on the first trading day of the calendar year for which the annual retainer is being paid (or January 27 in the case of 2000) or, in the case of an annual retainer being paid to a newly appointed or elected Eligible Director for a partial year, on the date such Eligible Director joins the board.

(iii) The number of shares of Common Stock issuable in lieu of cash meeting fees (whether or not deferred) shall be determined by dividing the amount of cash fees being replaced by Common Stock by the Fair Market Value of the Common Stock on the date of the meeting for which the fee is paid.

      (b) Fractional of Shares. No fractional shares shall be issued under the Plan. The portion of annual retainer or meeting fees that would be paid in Common Stock but for the proscription on fractional shares shall be paid in cash along with any portion of the fee (or the next subsequent fee) that the Eligible Director has elected to receive in cash. For directors electing no cash for a particular calendar year, fractional share equivalent cash balances shall be held by the Company until the end of that calendar year and then distributed in cash to the Eligible Director without interest.

      (c) Fair Market Value. For the purposes of the Plan, the “Fair Market Value” of the Common Stock as of any issuance or deferral date shall be the closing price of the Common Stock on the New York Stock Exchange (or another national stock exchange or the NASDAQ National Market System, if the Common Stock trades thereon but not on the NYSE) as of such date (or, if no such shares were traded on such date, as of the next preceding day on which there was such a trade, provided that the closing price on such preceding date is not less than 100% of the fair market value of the Common Stock, as determined in good faith by the Company, on the date of issuance). If at any time the Common Stock is no longer traded on a national stock exchange or the NASDAQ National Market System, the Fair Market Value of the Common Stock as of any issuance date shall be as determined by the Company in good faith in the exercise of its reasonable discretion.

      (d) Issuance of Certificates. As promptly as practicable following each issuance of Common Stock hereunder, the Company shall issue to the recipient Eligible Director a stock certificate or certificates registered in his or her name representing the number of shares of Common Stock issued.

      7.     Deferral.

      (a) Election to Defer. An Eligible Director may elect to defer the receipt of any cash or stock annual retainer or meeting fees payable during the period to which an Election applies. Any such deferral election by an Eligible Director shall specify whether the fees to be deferred are fees that the Eligible Director is required or has elected to receive in Common Stock, and shall be made and take effect at the times specified in the Company’s Deferred Compensation Plan (the “Deferred Compensation Plan”). The deferral shall not change the form (cash versus Common Stock) in which the fee is to be paid at the end of the deferral period, notwithstanding the fact that during the deferral period fees ultimately payable in Common Stock may be general unsecured obligations of the Company to the Eligible Director.

      (b) Common Stock Premium. The Company shall pay a 25% premium to each Eligible Director who elects to defer annual retainer or meeting fees to be received in Common Stock. The number of shares of Common Stock deferred and the premium thereon shall be calculated by multiplying the amount of cash fees being replaced by Common Stock and deferred by 1.25, and then dividing that product by the Fair Market Value of the Common Stock on the date set forth in Section 6(a)(ii) or Section 6(a)(iii) for annual retainer or meeting fees, respectively. Any premium Common Stock shall be subject to the same deferral election, and deliverable to the Eligible Director on the same terms, as the Common Stock upon which the premium is paid.

      (c) Cash Stock Premium. The Company shall pay a 15% premium to each Eligible Director who elects to defer annual retainer or meeting fees to be received in cash. The cash deferred and the premium thereon shall be calculated by multiplying the amount of cash fees being deferred by 1.15. Any premium cash shall be subject to the same deferral election, and deliverable to the Eligible Director on the same terms, as the cash upon which the premium is paid.

      (d) Plan Shares. All shares issued or issuable under the Plan, including deferred shares and shares issuable as premiums on deferrals, shall be deducted from the shares available under the Plan at the time first issued or deferred, provided that shares deferred and not ultimately issued and delivered to the Eligible Director shall be returned to the pool of available shares under the Plan.

      (e) Deferred Compensation Plan. Deferral of Eligible Directors’ fees, whether payable in cash or Common Stock and including any premiums, shall be administered pursuant to the Deferred Compensation Plan.

      8.     Securities Laws.

      (a) Investment Representations. The Company may require any Eligible Director to whom an issuance of securities is made or a deferred delivery obligation is undertaken as a condition of receiving securities pursuant to such issuance or obligation to give written assurances in substance and form satisfactory to the Company and its counsel to the effect the such person is acquiring the securities for his or her own account for investment and not with any present intention of selling or otherwise distributing the same in violation of applicable securities laws, and to such other effects as the Company deems necessary or appropriate to comply with federal and applicable state securities laws.

      (b) Listing, Registration, and Qualification. Anything to the contrary herein notwithstanding, each issuance of securities shall be subject to the requirement that, if at any time the Company or its counsel shall determine that the listing, registration, or qualification of the securities subject to such issuance upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary or advisable as a condition of, or in connection with, such issuance of securities, such issuance shall not occur in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained on conditions acceptable to the Company. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, or qualification.

      (c) Restrictions on Transfer. The securities issued under the Plan shall be restricted by the Company as to transfer unless the grants are made under a registration statement that is effective under the Securities Act of 1933, as amended, or unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under state or federal securities laws is not required with respect to such transfer.

      9.     Withholding Taxes.

      Whenever shares of Common Stock are to be issued under the Plan, the Company shall have the right prior to the delivery of any certificate or certificates for such shares to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements attributable to the issuance. In the absence of payment by an Eligible Director to the Company of an amount sufficient to satisfy such withholding taxes, or an alternative arrangement with the Eligible Director that is satisfactory to the Company, the Company may make such provisions as it deems appropriate for the withholding of any such taxes which the Company determines it is required to withhold.

      10.     Amendment of the Plan.

      The Board of Directors of the Company may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time-to-time in any respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to the applicable rules of any securities exchange, or, in the opinion of the Company’s counsel, any other law or regulation binding on the Company.

      11.     Effective Date and Duration of the Plan.

      The Plan shall, subject to approval by the Company’s stockholders at the Company’s 1992 Annual Meeting, be effective January 1, 1993. The Plan shall terminate at 11:59 p.m. on December 31, 2012, unless sooner terminated by action of the Board of Directors. Elections may be made under the Plan prior to its effectiveness, but no issuances under the Plan shall be made before its effectiveness or after its termination.

      12.     Governing Laws.

      The Plan and all rights and obligations under the Plan shall be construed in accordance with and governed by the laws of the State of California, excluding its conflicts of laws principles.

WESTERN DIGITAL CORPORATION
20511 Lake Forest Drive
Lake Forest, California 92630-7741

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby revoking any proxy previously given, appoints Matthew E. Massengill and Raymond M. Bukaty, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of common stock of Western Digital Corporation held of record by the undersigned on September 25, 2002, at the Annual Meeting of Shareholders of Western Digital Corporation to be held on November 14, 2002, and at any postponements or adjournments thereof. The proposals of the Company referred to on the other side are described in the Proxy Statement, dated as of October 10, 2002, which is being delivered herewith in connection with the Annual Meeting.

THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD BY THE WESTERN DIGITAL CORPORATION 401(k) PLAN, THEN THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS TO THE TRUSTEE OF SUCH PLAN. IF YOU DO NOT SIGN AND RETURN THIS CARD, OR ATTEND THE MEETING AND VOTE BY BALLOT, SUCH SHARES WILL NOT BE VOTED BY THE TRUSTEE.

(IMPORTANT- PLEASE SIGN ON OTHER SIDE)

WESTERN DIGITAL CORPORATION
20511 LAKE FOREST DRIVE
LAKE FOREST, CALIFORNIA 92630

Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE YOUR SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY.

Whether or not you attending the meeting, you are urged to vote your shares by completing and returning this proxy card or transmitting your voting instructions electronically via the Internet or by the phone.

BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the meeting date. Have your proxy/voting instruction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the meeting date. Have your proxy/voting instruction card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to vote your proxy.

BY MAIL
Mark, sign and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to Western Digital Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717, no later than the day before the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WSTRN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTERN DIGITAL CORPORATION
The Board of Directors recommends a vote FOR the following nominees and proposals:

To withhold authority to vote for any nominee(s), mark “For All Except” and write the number of the nominee(s) for which a vote is to be withheld on the line below.

1.	ELECTION OF DIRECTORS:

		For	Withhold	For All
		All	All	Except

01) Matthew E. Massengill	05) Kathleen A. Cote	☐	☐	☐
02) Thomas E. Pardun	06) Henry T. DeNero
03) I.M. Booth	07) Michael D. Lambert
04) Peter D. Behrendt	08) Roger H. Moore

Vote On Proposals:		For	Against	Abstain

2.	To approve an amendment to the Company’s 1993 Employee Stock Purchase Plan, to increase by 4,000,000 the number of shares of common stock available for issuance to employees of the Company under the plan;	☐	☐	☐
3.	To approve an amendment to the Company’s Non-Employee Directors Stock-for-Fees Plan, to extend the term of the plan to December 31, 2012;	☐	☐	☐
4.	To ratify the selection of KPMG LLP as Independent accountants for the Company for the fiscal year ending June 27, 2003; and	☐	☐	☐
5.	To transact such other business as may properly come before the meeting or any adjournment thereof	☐	☐	☐

If you plan on attending the meeting, please check the box to the right. ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

October 10, 2002

TO:   Participants in the Western Digital Corporation 401(k) Plan

As a participant in the Western Digital Corporation 401(k) Plan, you have the right to vote the shares of Western Digital Corporation common stock allocated to your account.

To allow you to do this, we are enclosing a proxy/voting instruction card, which when completed will give instructions to the trustee of the plan, T. Rowe Price Trust Company, on how you wish your shares to be voted. Also enclosed is an Annual Report on Form 10-K, and a Proxy Statement which explains the issues being presented for shareholder approval at the Annual Meeting of Shareholders to be held on November 14, 2002.

In addition to the election of directors and the ratification of the selection of KPMG LLP as independent accountants, the Company is asking for your approval of the amendment to the Company’s 1993 Employee Stock Purchase Plan to increase by 4,000,000 the number of shares of common stock available for issuance under the plan. We are also asking for your approval of the amendment to the Company’s Non-Employee Directors Stock-for-Fees Plan to extend the term of the plan to December 31, 2012.

Your Board of Directors unanimously recommends that you vote FOR each of these proposals.

As a stock owner in Western Digital Corporation, ONLY YOU CAN VOTE YOUR SHARES through the trustee. No one else has that right. If you do not provide the trustee with voting instructions, your shares will not be voted unless you attend the Annual Meeting and vote in person. Therefore, it is important that your shares, no matter how large or small the amount, be represented at the Annual Meeting of Shareholders.

Please take the time to complete the enclosed card and return it in the enclosed, pre-addressed envelope as soon as possible.

Thank you for your cooperation.

Raymond M. Bukaty
Vice President, General Counsel
and Secretary

WESTERN DIGITAL CORPORATION
20511 Lake Forest Drive
Lake Forest, California 92630-7741

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby revoking any proxy previously given, appoints Matthew E. Massengill and Raymond M. Bukaty, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of common stock of Western Digital Corporation held of record by the undersigned on September 25, 2002, at the Annual Meeting of Shareholders of Western Digital Corporation to be held on November 14, 2002, and at any postponements or adjournments thereof. The proposals of the Company referred to on the other side are described in the Proxy Statement, dated as of October 10, 2002, which is being delivered herewith in connection with the Annual Meeting.

THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD BY THE WESTERN DIGITAL CORPORATION 401(k) PLAN, THEN THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS TO THE TRUSTEE OF SUCH PLAN. IF YOU DO NOT SIGN AND RETURN THIS CARD, OR ATTEND THE MEETING AND VOTE BY BALLOT, SUCH SHARES WILL NOT BE VOTED BY THE TRUSTEE.

(IMPORTANT - PLEASE SIGN ON OTHER SIDE)